Exhibit 2.1

                                                                  EXECUTION COPY










                          AGREEMENT AND PLAN OF MERGER

                            Dated as of July 14, 2005

                                  by and among

                                  Emtec, Inc.,

                                Emtec Viasub LLC,

                                       and

                      Darr Westwood Technology Corporation


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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I             THE MERGER...............................................1

Section 1.1.          The Merger...............................................1

Section 1.2.          Effective Time of the Merger.............................1

Section 1.3.          Effects of the Merger....................................2

Section 1.4.          Closing..................................................2

ARTICLE II            THE SURVIVING COMPANY AND PARENT CORPORATION.............2

Section 2.1.          Certificate of Formation.................................2

Section 2.2.          Limited Liability Company Agreement......................2

Section 2.3.          Directors and Officers...................................2

ARTICLE III           EFFECT OF THE MERGER ON THE STOCK OR INTERESTS OF THE
                      CONSTITUENT COMPANIES; SURRENDER OF CERTIFICATES.........2

Section 3.1.          Conversion of Shares in the Merger.......................2

Section 3.2.          Conversion of Subsidiary Equity Interests................3

Section 3.3.          Adjustments to Exchange Ratio............................3

Section 3.4.          Surrender of Certificates................................3

Section 3.5.          Closing of the Company's Transfer Books..................4

Section 3.6.          Dissenting Shares........................................4

Section 3.7.          Company Preferred Stock..................................5

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF PARENT AND
                      ACQUISITION..............................................5

Section 4.1.          Organization and Qualification...........................5

Section 4.2.          Capitalization...........................................5

Section 4.3.          Subsidiaries.............................................6

Section 4.4.          Authority; Non-Contravention; Approvals; SEC Documents...6

Section 4.5.          Financial Statements.....................................8

Section 4.6.          Absence of Undisclosed Liabilities.......................8

Section 4.7.          Absence of Certain Changes or Events.....................8

Section 4.8.          Litigation..............................................10

Section 4.9.          No Violation of Law.....................................10

Section 4.10.         Contracts...............................................11

Section 4.11.         Taxes...................................................12

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                                TABLE OF CONTENTS
                                   (continued)

Section 4.12.         Employee Benefit Matters................................14

Section 4.13.         Labor Matters...........................................16

Section 4.14.         Environmental Matters...................................17

Section 4.15.         Property................................................18

Section 4.16.         Intellectual Property; Software.........................19

Section 4.17.         Brokers and Finders.....................................20

Section 4.18.         Opinion of Parent Financial Advisor.....................20

Section 4.19.         Affiliate Transactions..................................20

Section 4.20.         Products Liability......................................20

Section 4.21.         Relationship with Customers and Suppliers...............21

Section 4.22.         Absence of Questionable Payments........................21

Section 4.23.         Insurance...............................................21

Section 4.24.         Government Contracts....................................22

Section 4.25.         State Takeover Statutes; Etc............................23

Section 4.26.         Disclosures.............................................23

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........23

Section 5.1.          Organization and Qualification..........................23

Section 5.2.          Capitalization..........................................24

Section 5.3.          Subsidiaries............................................24

Section 5.4.          Authority; Non-Contravention; Approvals.................25

Section 5.5.          Financial Statements....................................26

Section 5.6.          Absence of Undisclosed Liabilities......................26

Section 5.7.          Absence of Certain Changes or Events....................27

Section 5.8.          Litigation..............................................28

Section 5.9.          No Violation of Law.....................................29

Section 5.10.         Contracts...............................................29

Section 5.11.         Taxes...................................................31

Section 5.12.         Employee Benefit Matters................................32

Section 5.13.         Labor Matters...........................................34

Section 5.14.         Environmental Matters...................................35

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                                TABLE OF CONTENTS
                                   (continued)

Section 5.15.         Property................................................36

Section 5.16.         Intellectual Property; Software.........................37

Section 5.17.         Brokers and Finders.....................................38

Section 5.18.         Affiliate Transactions..................................38

Section 5.19.         Products Liability......................................38

Section 5.20.         Relationship with Customers and Suppliers...............39

Section 5.21.         Absence of Questionable Payments........................39

Section 5.22.         Insurance...............................................39

Section 5.23.         Government Contracts....................................40

Section 5.24.         State Takeover Statutes; Etc............................41

Section 5.25.         Disclosures.............................................41

ARTICLE VI            COVENANTS OF THE PARTIES................................41

Section 6.1.          Mutual Covenants........................................41

Section 6.2.          Covenants of the Parent.................................43

Section 6.3.          Covenants of the Company................................46

ARTICLE VII           ADDITIONAL AGREEMENTS OF THE PARTIES....................49

Section 7.1.          Acquisition Transactions................................49

Section 7.2.          Expenses and Fees.......................................51

Section 7.3.          Third Party Standstill Agreements.......................52

Section 7.4.          Registration Rights.....................................52

Section 7.5.          Board of Directors of Parent............................52

Section 7.6.          Tender Offer............................................52

ARTICLE VIII          CONDITIONS..............................................53

Section 8.1.          Conditions to Each Party's Obligation to Effect the
                      Merger..................................................53

Section 8.2.          Conditions to Obligations of the Company to Effect the
                      Merger..................................................53

Section 8.3.          Conditions to Obligations of Parent and Acquisition.....55

ARTICLE IX            TERMINATION, AMENDMENT AND WAIVER.......................55

Section 9.1.          Termination.............................................55

Section 9.2.          Effect of Termination...................................57

Section 9.3.          Amendment...............................................58

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                                TABLE OF CONTENTS
                                   (continued)


Section 9.4.          Extension; Waiver.......................................58

ARTICLE X             GENERAL PROVISIONS......................................58

Section 10.1.         No Survival of Representations and Warranties...........58

Section 10.2.         Further Assurances......................................58

Section 10.3.         Notices.................................................58

Section 10.4.         Governing Law...........................................59

Section 10.5.         Parties to Agreement....................................59

Section 10.6.         Interpretation..........................................59

Section 10.7.         Severability............................................60

Section 10.8.         Assignment..............................................60

Section 10.9.         Enforcement.............................................60

Section 10.10.        Submission to Jurisdiction; Waivers.....................60

Section 10.11.        Counterparts............................................61

Section 10.12.        Entire Agreement........................................61

Section 10.13.        Rules of Construction...................................61

Section 10.14.        Facsimiles..............................................61

ARTICLE XI            DEFINITIONS.............................................61


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EXHIBITS

Exhibit A                  Directors and Officers of Surviving Company
Exhibit B                  Form of Preferred Note
Exhibit C                  Form of Registration Rights Agreement
Exhibit D                  Form of Warrant


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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of July 14, 2005 (this "Agreement"), is made and entered into by and among Emtec, Inc., a Delaware corporation ("Parent"), Emtec Viasub LLC, a Delaware limited liability company and a subsidiary of Parent ("Acquisition") and Darr Westwood Technology Corporation, a Delaware corporation (the "Company").

                                   BACKGROUND

     WHEREAS, Parent, Acquisition and the Company intend to effect a merger of the Company with and into Acquisition (the "Merger") in accordance with this Agreement and the Delaware Limited Liability Company Act ("DLLCA"). Upon consummation of the Merger, the Company will cease to exist, and Acquisition will continue as a subsidiary of Parent;

     WHEREAS, this Agreement has been approved by the respective boards of directors of Parent, Acquisition and the Company;

     WHEREAS, Parent's authorized capital stock consists of 25,000,000 shares of common stock, par value $0.01 per share (the "Parent Common Stock");

     WHEREAS, simultaneously with the execution and delivery of this Agreement and in order to induce Parent and Acquisition to enter into this Agreement, the principal shareholders of Parent (the "Principal Shareholders") have executed and delivered to the Company an agreement (the "Voting Agreement") pursuant to which the Principal Shareholders have agreed to take specified actions in furtherance of the transactions contemplated by this Agreement, including not voting their shares in favor of a competing proposed merger or similar transaction; and

     WHEREAS, this Agreement contemplates a tax-free  reorganization pursuant to
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), intended to meet certain business purposes of the parties hereto.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined below) the Company shall be merged with and into Acquisition in accordance with the DLLCA, and the separate existence of the Company shall thereupon cease. Acquisition shall continue its existence under the laws of the State of Delaware and, in its capacity as the surviving company in the Merger, Acquisition is hereinafter sometimes referred to as the "Surviving Company."

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     Section 1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as shall be stated in a certificate of merger (or if no time shall be stated, upon the filing of such certificate), in such form as required by and executed in accordance with the DLLCA, to be filed with the Department of State of the State of Delaware in accordance with Section 18-209 of the DLLCA (the "Merger Filing"). At the Closing, the parties shall cause the Merger to be consummated by the filing of the Merger Filing. The parties shall, subject to the provisions hereof use all commercially reasonable efforts to consummate, as soon as practicable, the Merger in accordance with
Section 1.4.

     Section 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Acquisition and the Company shall vest in the Surviving Company, and all debts, liabilities and duties of Acquisition and the Company shall become the debts, liabilities and duties of the Surviving Company.

     Section 1.4 CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103 at 10:00 a.m. on the second business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII, except for those conditions which are only capable of being performed at the Closing. The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date."

                                   ARTICLE II

                  THE SURVIVING COMPANY AND PARENT CORPORATION

     Section 2.1 CERTIFICATE OF FORMATION. The certificate of formation of Acquisition as in effect immediately before the Effective Time shall be the certificate of formation of the Surviving Company as of the Effective Time, and thereafter may be amended in accordance with their terms and as provided in the DLLCA.

     Section 2.2 LIMITED LIABILITY COMPANY AGREEMENT. The limited liability company agreement of Acquisition as in effect immediately before the Effective Time shall be the limited liability company agreement of the Surviving Company as of the Effective Time and thereafter may be amended in accordance with their terms and as provided by the certificate of formation of the Surviving Company and the DLLCA.

     Section 2.3 DIRECTORS AND OFFICERS. The director and officers of the Surviving Company immediately after the Effective Time shall be the individuals identified on EXHIBIT A.

                                  ARTICLE III

        EFFECT OF THE MERGER ON THE STOCK OR INTERESTS OF THE CONSTITUENT
                      COMPANIES; SURRENDER OF CERTIFICATES

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     Section 3.1 CONVERSION OF SHARES IN THE MERGER.  At the Effective  Time, by
virtue of the Merger and without any action on the part of any holder of any capital stock or interests, as applicable, of Parent, Acquisition or the
Company:

          (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and automatically converted into (i) 19,056.22 shares of Parent Common Stock and (ii) a warrant to purchase shares of Parent Common Stock in the form of Exhibit D (the "Exchange Ratio") (collectively, the "Per Share Merger Consideration"); and

          (b) each share of capital stock of the Company, if any, held in treasury by the Company immediately before the Effective Time shall be canceled and no consideration shall be paid in exchange therefor and shall cease to exist from and after the Effective Time.

     Section 3.2 CONVERSION OF SUBSIDIARY EQUITY INTERESTS. At the Effective Time, by virtue of the Merger and without any action on the part the holders of the equity interests in Acquisition, each issued and outstanding equity interest of Acquisition shall be converted into one equity interest of the Surviving Company.

     Section 3.3 ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization, reclassification or other like change with respect to the Parent Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

     Section 3.4 SURRENDER OF CERTIFICATES.

          (a) EXCHANGE PROCEDURES. Promptly after the Effective Time but in no event more than two (2) Business Days thereafter, Parent shall mail or otherwise deliver to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Company Certificates"), which shares were converted pursuant to Section 3.1 hereof into the right to receive the Per Share Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to Parent and shall be in such form and have such other provisions as Parent and the Surviving Company may reasonably specify) and
     (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for payment of the Per Share Merger Consideration. Upon surrender of a Company Certificate for cancellation to Parent, together with such letter of transmittal, duly executed, the holder of such Company Certificate shall be entitled to receive in exchange therefor the Per Share Merger Consideration (subject to Section 3.6, below) for each share of Company Common Stock formerly represented by such Company Certificate, and the Company Certificate so surrendered shall forthwith be canceled. If payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Company Certificate is registered, it shall be a condition of payment of the Per Share Merger Consideration that the Company Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Per Share Merger Consideration to a person other than the registered holder of the Company Certificate surrendered or shall have established to the satisfaction of the Surviving Company that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 3.4, each Company Certificate (other than those representing Dissenting Shares (as defined below)) shall be deemed at any time after the Effective Time to represent only the right to receive the Per Share Merger Consideration in cash as contemplated by this Section 3.4.

          (b) If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such Company Certificate to be lost, stolen or destroyed, the Surviving Company shall issue in exchange for such lost, stolen or destroyed Company Certificate the Per Share Merger Consideration deliverable in respect thereof determined in accordance with this Article
     III. When authorizing such issuance in exchange therefor, the Board of Directors of the Surviving Company may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificate to give the Surviving Company such indemnity as it may reasonably direct as protection against any claim that may be made against the Surviving Company with respect to the Company Certificate alleged to have been lost, stolen or destroyed.

     Section 3.5 CLOSING OF THE COMPANY'S TRANSFER BOOKS. From and after the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock which were outstanding immediately before the Effective Time shall thereafter be made.

     Section 3.6 DISSENTING SHARES. Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Company Common Stock who have properly exercised appraisal rights with respect thereto (the "Dissenting Shares") in accordance with Section 262 of the Delaware General Corporation Law ("DGCL") shall not be converted into or exchangeable for the right to receive the Per Share Merger Consideration, and holders of such Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL, unless and until the applicable holder fails to perfect or effectively withdraws or otherwise loses such holder's rights to appraisal under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Dissenting Shares shall thereupon be treated as if they had been converted at the Effective Time into the right to receive the Per Share Merger Consideration, without any interest thereon. Any payment with respect to any such demand under this Section 3.6 shall be paid first from the applicable Per Share Merger
Consideration to which such person is entitled. The Company shall give Parent prompt notice of any written demands received by the Company for appraisals of Dissenting Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisals or offer to settle or settle any such demands.

     Section 3.7 COMPANY PREFERRED STOCK. Immediately prior to the Effective Time, each holder of Company Preferred Stock shall exchange his or her shares of Company Preferred Stock for a promissory note in the form of EXHIBIT B hereto (the "Preferred Note"). Each Preferred Note shall (a) have a face value equal to the number of shares of Company Preferred Stock held by such holder multiplied by $1,000 plus accrued but unpaid dividends to the date of exchange and (b) bear interest at a rate of 8.0% per annum.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION

     Parent and Acquisition represent and warrant to the Company that, except as set forth in the disclosure schedule dated as of the date hereof (the "Parent Disclosure Schedule"):

     Section 4.1 ORGANIZATION AND QUALIFICATION. Each of Parent and Acquisition are a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the State of Delaware and each has the requisite corporate or company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Parent and Acquisition is duly qualified to transact business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing has not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. True, accurate and complete copies of each of Parent's and Acquisition's organizational documents, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to the Company.

     Section 4.2 CAPITALIZATION.

          (a) Parent's authorized capital stock consists of 25,000,000 shares of Parent Common Stock. As of the date hereof, (i) 7,547,135 shares of Parent Common Stock are outstanding, all of which are validly issued and are fully paid, non-assessable and free of preemptive rights, (ii) no shares of Parent Common Stock are held in treasury of the Parent and 305,485 shares were issuable upon the exercise of outstanding options and 527,878 shares were reserved for issuance for future grants pursuant to the Parent's 1996 Stock Option Plan, as amended (the "1996 Option Plan"). The shares of Parent Common Stock issued in connection with the Merger will, when issued, be valid, fully paid, non-assessable and free of preemptive rights.

          (b) No bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent may vote are issued or outstanding.

          (c) Except as set forth in Section 4.2 hereof and Section 4.2 of the Parent Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, stock phantom rights (or rights outstanding under any Parent phantom stock plan), grants, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any rights of conversion or exchange under any outstanding security, instrument or other agreement, obligating Parent to issue, deliver or sell, redeem or repurchase, or cause to be issued, delivered or sold, additional shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such agreement or commitment. Except as otherwise contemplated by this Agreement, there are no voting trusts, proxies or other agreements or understandings to which Parent is a party or is bound with respect to the voting of any shares of capital stock of Parent.

          (d) All of the issued and outstanding equity interests of Acquisition are held directly by Parent. All of the outstanding equity interests of Acquisition are validly issued and are fully paid, non-assessable and free of preemptive rights.

     Section 4.3 SUBSIDIARIES. Section 4.3 of the Parent Disclosure Schedule lists the name of each Subsidiary of the Parent and all lines of business in which each Subsidiary is participating or engaged. Each Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation identified in Section 4.3 of the Parent Disclosure Schedule, and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Subsidiary is duly qualified or licensed as a foreign corporation or company to do business and is in good standing in each jurisdiction specified in Section
4.3 of the Parent Disclosure Schedule, which are the only jurisdictions in which nature of its business or the ownership, leasing or operation of such Subsidiary's assets and properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing, would not have a Parent Material Adverse Effect. Section 4.3 of the Parent Disclosure Schedule lists for each Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record owners of such outstanding capital stock. All of the outstanding shares of capital stock or membership interests, as the case may be, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by Parent or Subsidiaries wholly owned by the Parent free and clear of all Encumbrances. There are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever between Parent or any Subsidiary on the one hand and any Person on the other hand with respect to the capital stock of any Subsidiary. The name of each director and officer of each Subsidiary on the date hereof, and the position with such Subsidiary held by each, are listed in Section 4.3 of the Parent Disclosure Schedule.

     Section 4.4 AUTHORITY; NON-CONTRAVENTION; APPROVALS; SEC DOCUMENTS.

          (a) Each of Parent and Acquisition has full corporate or company power and authority to execute and deliver this Agreement and, subject to approval by Acquisition's sole member, to consummate the transactions. This Agreement has been approved by the Board of Directors of Parent and the sole member of Acquisition and no other corporate or company proceedings on the part of the Parent or Acquisition are necessary to authorize the execution and delivery of this Agreement or the consummation by Parent and Acquisition of the transactions contemplated hereby. The only vote of holders of any class or series of capital stock or interests of Parent, Acquisition or any Subsidiary necessary to adopt and approve this Agreement and the Merger is the adoption and approval of this Agreement and the Merger by Parent as the sole member of Acquisition. The affirmative vote of the holders of any capital stock or other securities or interests (or any separate class thereof) of Parent or Acquisition or any Subsidiary is not necessary to consummate the Merger or any transaction contemplated by this Agreement other than as set forth in the preceding sentence. This Agreement has been duly executed and delivered by each of Parent and Acquisition, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of Parent and Acquisition, enforceable against each in accordance with its terms, except that such enforcement may be subject to (x) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (y) general equitable principles.

          (b) The execution, delivery and performance of this Agreement by the Parent and Acquisition and the consummation of the Merger and the other transactions will not violate, conflict with or result in any violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of Encumbrances upon any of the properties or assets of Parent, Acquisition or any Subsidiary under (i) the certificate of incorporation or bylaws or other organizational documents of Parent, Acquisition or any Subsidiary,
     (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority or court applicable to Parent, Acquisition or any Subsidiary or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, contract, lease or other instrument, obligation or agreement of any kind to which Parent,
     Acquisition or any Subsidiary is now a party or by which Parent, Acquisition or any Subsidiary or any of their respective properties or assets are bound or affected; subject in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (before the Effective Time) the Parent Required Statutory Approvals (as defined below). Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clause (iii) of the first sentence of this paragraph (b) (and whether resulting from such execution and delivery or consummation), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Encumbrances that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (c) Except for (i) filings under any applicable state securities or blue sky laws or state takeover laws, (ii) the making of the Merger Filing with the Department of State of the State of Delaware in connection with the Merger, and (iii) any required filings with or approvals from applicable environmental authorities, including, without limitation, the New Jersey Industrial Site Recovery Act, as amended, public service commissions and public utility commissions (the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the "Parent Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by Parent or Acquisition or the consummation by Parent and Acquisition of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, have not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

          (d) Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since January 31, 2001 (the "Parent SEC Documents"). All of the Parent SEC Documents (other than preliminary materials or materials that were subsequently amended), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in each case, the rules and regulations promulgated thereunder applicable to such Parent SEC Documents. None of the Parent SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been amended, modified or superseded by later filed Parent SEC Documents. None of the Parent SEC Documents is the subject of any confidential treatment request by Parent. The SEC website lists all of the Parent SEC Documents filed since January 31, 2001.

     Section 4.5 FINANCIAL STATEMENTS. The consolidated financial statements of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of interim financial statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects, the consolidated financial position of Parent and the Subsidiaries taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments).

     Section 4.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as reflected in the financial statements included in Parent's Quarterly Report on Form 10-Q for the period ended December 31, 2004 (the "December Financial Statements") or as set forth in the Parent SEC Documents filed with the SEC prior to the date of this Agreement, neither Parent nor any Subsidiary has or has incurred any liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) other than liabilities or obligations (other than obligations for borrowed money or in respect of capitalized leases) reasonably incurred after the date of the June Financial Statements in the ordinary course of business.

     Section  4.7 ABSENCE OF CERTAIN  CHANGES OR EVENTS.  Except as set forth in
Section 4.7 of the Parent Disclosure Schedule, since December 31, 2004, Parent, its Subsidiaries and their stockholders have conducted their business only in the ordinary course consistent with past practice and there has been no Parent Material Adverse Effect. Without limiting the foregoing, except as set forth in
Section 4.7 of the Parent Disclosure Schedule or as reflected in the Parent SEC Documents, since December 31, 2004, Parent and each Subsidiary have not:

          (a) purchased or redeemed any shares of its stock (including, without limitation, Parent Common Stock), or granted or issued any option, warrant or other right to purchase or acquire any such shares;

          (b)  incurred  any  liabilities  or  obligations   (whether  absolute,
     accrued, contingent or otherwise), except liabilities and obligations incurred in the ordinary course of business which would not have a Parent Material Adverse Effect;

          (c) encumbered any of their properties or assets, tangible or intangible, except for Encumbrances incurred in the ordinary course of business, consistent with past practice;

          (d) granted any bonus, award, loan, pay raise, unusual or extraordinary sick pay or vacation payment or unusual salary or other payments, disbursements or other distributions in any manner or form (other than cash grants made in the ordinary course consisitent with past practice to non-senior executive employees) to any of Parent's or its Subsidiaries or affiliates, stockholders, directors, officers or employees (or related parties thereto);

          (e) made a contribution in cash or assets to any rabbi trust or any analogous funding mechanism maintained or created to provide security under a nonqualified Benefit Plan, except to the extent required under such Parent Benefit Plan as it exists on the date of this Agreement;

          (f) suffered any change or, to Parent's Knowledge, received any threat of any change in any of its relations with, or any loss or, to Parent's Knowledge, threat of loss of, any of the suppliers, clients, distributors, customers or employees that are material to the business of Parent or its Subsidiaries, including any loss or change which may result from the transactions contemplated by this Agreement;

          (g) disposed of or has failed to keep in effect any rights in, to or for the use of any franchise, license, permit or certificate material to the business of Parent or its Subsidiaries;

          (h) changed any method of keeping of its books of account or accounting practices;

          (i) disposed of or failed to keep in effect any rights in, to or for the use of any of the Intellectual Property (as hereinafter defined) material to the business of Parent;

          (j) sold, transferred or otherwise disposed of any assets, properties or rights of any of the business of Parent or any Subsidiary, except inventory sold in the ordinary course of business consistent with past practice;

          (k) entered into any transaction, agreement or event outside the ordinary course of the conduct of the business of Parent or any Subsidiary;

          (l) made nor authorized any single capital expenditure in excess of $25,000, or capital expenditures in excess of $100,000 in the aggregate;

          (m) changed or modified in any manner its existing credit, collection and payment policies, procedures and practices with respect to accounts receivable and accounts payable, respectively, including without limitation, acceleration of collections of receivables, failure to make or delay in making collections of receivables (whether or not past due), acceleration of payment of payables or failure to pay or delay in payment of payables;

          (n) incurred any damage, destruction or loss, whether covered by insurance or not, that would have a Parent Material Adverse Effect;

          (o) made or revoked any material Tax election except in a manner consistent with past practice, changed any method of accounting for Tax purposes, or settled or compromised any material Tax liability with any Governmental Authority or agreed to an extension of a statute of limitations;

          (p) made any declaration, payment or setting aside for payment of any dividend or other distribution (whether in cash, stock or property) with respect to any securities of Parent or any Subsidiary; or

          (q) waived or released any material right or claim of Parent or any Subsidiary.

     Section 4.8 LITIGATION. Except as specifically set forth in Section 4.8 of the Parent Disclosure Schedule, there are no claims, suits, actions or proceedings pending or, to the Knowledge of Parent, threatened against Parent or any Subsidiary or any of their respective directors or officers (in their capacity as such), before any court or Governmental Authority, or any arbitrator (collectively, "Claims") that (i) seek to restrain the consummation of the Merger or the transactions or (ii) which if adversely determined would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as set forth in Section 4.8 of the Parent Disclosure Schedule, neither Parent nor any Subsidiary is a party to or bound by any judgment, decree, injunction, settlements, arbitration, awards, rule or order of any court or Governmental Authority or any arbitrator (collectively, "Judgments") with respect to or affecting the properties, assets, personnel or business of the Parent or any Subsidiary, which prohibits or restricts the consummation of the transactions, or has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or could affect the validity of this Agreement or its enforceability against any stockholder or Parent, or compliance by any stockholder or Parent. Except as set forth in Section 4.8 of the Parent Disclosure Schedule as of the date hereof, there are no material Claims or Judgments with respect to or affecting the properties, assets, personnel or business of Parent. Parent's financial statements included in the Parent SEC Documents reflect an adequate reserve for all claims, suits, actions, proceedings, judgments, decrees, injunctions, rules or order pending or threatened against Parent or any Subsidiary through the date of such financial statements.

     Section 4.9 NO VIOLATION OF LAW. Except as disclosed in Section 4.9 of the Parent Disclosure Schedule, Parent is, and since December 31, 2004 has been, in compliance in all material respects with all applicable provisions of any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority. Parent has all material permits, licenses, approvals, and other governmental authorizations, consents and approvals necessary to conduct its businesses as presently conducted (collectively, the "Parent Permits"). Parent is in compliance with the terms of the Parent Permits in all material respects.

     Section 4.10 CONTRACTS. Section 4.10 of the Parent Disclosure Schedule lists, under the relevant heading, all oral or written contracts, agreements, arrangements, guarantees, licenses, leases and commitments (each a "Contract"), that exist as of the date hereof to which Parent or any Subsidiary is a party or by which it is bound and which fall within any of the following categories (collectively, the "Parent Material Contracts"):

          (a) Contracts not entered into in the ordinary course of Parent's or any Subsidiary's business and other than those that individually or in the aggregate are not material to the business of Parent and any Subsidiary;

          (b) joint venture and partnership agreements;

          (c) Contracts containing covenants purporting to limit the freedom of the Parent or any Subsidiary to compete in any line of business in any geographic area or to hire any individual or group of individuals;

          (d) Contracts which after the consummation of any of the transactions could have the effect of limiting the freedom of the Company to compete in any line of business in any geographic area or to hire any individual or group of individuals;

          (e) Contracts which contain minimum purchase conditions in excess of $50,000 with respect to inventory purchases for resale, and $50,000 in the case of everything else, or requirements or other terms that restrict or limit the purchasing or distribution relationships of Parent, its Subsidiaries or their affiliates (including after consummation of any of the transactions), Parent or any of its affiliates, or any customer, licensee or lessee thereof;

          (f) Contracts relating to any outstanding commitment for capital expenditures in excess of $50,000;

          (g) indentures, mortgages, promissory notes, loan agreements or guarantees of borrowed money, letters of credit or other agreements or instruments of Parent or any Subsidiary or commitments for the borrowing or the lending by Parent or any Subsidiary of amounts individually in excess of $50,000 and $250,000 in the aggregate or providing for the creation of any Encumbrance upon any of the assets of Parent or any Subsidiary with an aggregate value in excess of $250,000;

          (h) Contracts providing for "earn-outs" or other contingent payments by Parent or any Subsidiary involving more than $50,000 per contract over the terms of all such Contracts;

          (i) Contracts associated with off balance sheet financing, including but not limited to arrangements for the sale of receivables;

          (j) Material Licenses (as defined in Section 4.16);

          (k) stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements entered into since January 1, 1999 where the consideration in any individual transaction exceeds $50,000;

          (l) material Contracts with respect to which a change in the ownership (whether directly or indirectly) of shares of Parent Common Stock or the composition of the Board of Directors of Parent may result in a violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of benefits under such Contract, except any such Contract that is not material to the business of Parent or any Subsidiary;

          (m) contracts with consultants, employees, officers or directors of the Parent or any Subsidiary;

          (n) contracts with Governmental Entities (as defined below); or

          (o) any other agreement which is material to the Parent or any Subsidiary, irrespective of amount.

     All Parent Material Contracts to which Parent or any Subsidiary is a party or by which it is bound are valid and binding obligations of Parent or any Subsidiary, as applicable, and, to the Knowledge of Parent, the valid and binding obligation of each other party thereto and are in full force and effect. Neither Parent or any Subsidiary nor, to the Knowledge of Parent, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any Parent Material Contract. Parent has made available to the Company true and correct copies of the Parent Material Contracts and Material Licenses set forth in Section 4.10 of the Parent Disclosure Schedule.

     Section 4.11 TAXES. Except as disclosed in Section 4.11 of the Parent Disclosure Schedule:

          (a) All federal, state, local and foreign returns, estimates, information statements and reports, including any schedule or attachment thereto or any amendment thereof ("Tax Returns"), required to be filed by or on behalf of Parent or any Subsidiary have been timely filed (after giving effect to any valid extensions of time in which to make such filings). All such Tax Returns are true, correct and complete in all material respects. All Taxes shown as due on such Tax Returns have been timely paid. Adequate reserves or accruals for Taxes have been provided on Parent's books and Parent Financial Statements, in accordance with GAAP, with respect to any period (or portion thereof) up to the date hereof for which Tax Returns have not been filed or for which Taxes are not yet due and owing. Parent has made available to the Company all material Tax Returns, examination reports and statements of deficiencies filed or received for all taxable periods since January 1, 2000.

          (b) Neither Parent nor any Subsidiary has waived any statute of limitations in respect of the assessment and collection of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (c) Neither Parent nor any Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return. Neither Parent nor any Subsidiary is a party to any Tax allocation or Tax sharing agreement.

          (d) Parent and each Subsidiary has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate Governmental Authority all material Taxes required to be so withheld and paid over.

          (e) There is no Tax deficiency outstanding, assessed or proposed against Parent or any Subsidiary. No audit or other examination of any Tax Return of Parent or any Subsidiary is currently in progress. No Governmental Authority with respect to which Parent does not file Tax Returns has claimed that Parent or any Subsidiary is, or may be, subject to taxation by that jurisdiction.

          (f) Neither Parent or any Subsidiary nor any other person on behalf of Parent or any Subsidiary, has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method (and neither Parent nor any Subsidiary has an application pending with any Governmental Authority with respect to an accounting method change), (ii) executed or entered into closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law or (iii) granted a power of attorney with respect to any Tax matter that would have continuing effect after the Closing.

          (g) Neither Parent nor any Subsidiary is subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other Governmental Authorities that would have continuing effect after the Closing.

          (h) Neither Parent nor any Subsidiary is a party to any agreement, contract, arrangement or plan (including this Agreement and the consummation of the Merger) that has resulted or could result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code (or any similar provision of state, local or foreign law) or that would bind Parent or any Subsidiary to compensate any individual for excise Taxes paid under Section 4999 of the Code.

          (i) Neither Parent nor any Subsidiary has been a member of an affiliated group of corporations (as that term is defined in Section 1504(a)(1) of the Code, or any similar provision of state, local, or foreign law), except for the group the common parent of which is Parent, and neither Parent nor any Subsidiary has any liability for the Taxes of any person under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local, or foreign law), or as a transferee or successor, by contract, or otherwise.

          (j) Parent has not been the "distributing corporation" or the "controlled corporation" within the meaning of Section 355(a) of the Code.

          (k) There are no Encumbrances for Taxes on the assets of the Parent, except for liens for Taxes not yet due and payable.

          (l) Parent has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. Neither Parent nor any Subsidiary has invested in any entity or entered into any arrangement that is a "tax shelter" within the meaning of
     Section 6662(d)(2)(C) of the Code or that has been described in any list or announcement published pursuant to Section 6662(d)(2)(D) of the Code.

          (m) The unpaid Taxes of Parent and the Subsidiaries did not, as of March 31, 2005, exceed the reserve for Tax liability (without regard to any reserve for deferred Taxes that reflect timing differences between book and Tax income) set forth on the face of the March 31, 2005 balance sheet.

     Section 4.12 EMPLOYEE BENEFIT MATTERS.

          (a) Section 4.12 of the Parent Disclosure Schedule lists all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all other retirement, stock, stock option, life insurance, health insurance, dental insurance, vision insurance, savings, bonus, deferred compensation, incentive compensation, business travel and accident, paid time off, severance pay, salary continuation, disability, tuition refund, service award, company car, scholarship, relocation, patent award and other fringe benefit arrangements, plans, contracts, policies, or practices maintained, contributed to, or required to be contributed by Parent or any ERISA Affiliate (as hereinafter defined) or with respect to which Parent or any ERISA Affiliate may have any liability (the "Parent Benefit Plans"). None of the Parent Benefit Plans are maintained, contributed to or required to be contributed to by Parent or any ERISA Affiliate outside the United States. For purposes of this Agreement, the term "ERISA Affiliate" means any person, entity, trade or business (whether or not incorporated) that is treated as a single employer with Parent under Section 414 of the Code.

          (b) As applicable, with respect to each of the Parent Benefit Plans, Parent has made available to the Company true and complete copies of (i) all plan documents (including all amendments and modifications thereof) and in the case of an unwritten Parent Benefit Plan, a written description thereof, and in either case all related agreements including the trust agreement and amendments thereto, insurance contracts, and investment management agreements; (ii) the last three filed Form 5500 series and all schedules thereto; (iii) the current summary plan descriptions and all material modifications thereto; (iv) the three most recent actuarial and trustee reports; and (v) the most recent IRS determination letter (and any pending determination letter application); (vi) all filings and applications made under the Employee Plans Compliance Resolution System (as set forth in Revenue Procedure 2003-44 or any predecessor or successor thereto) or the Voluntary Fiduciary Correction or Delinquent Filer Voluntary Compliance Programs within the past five years.

          (c) Parent and each ERISA Affiliate are in compliance in all material respects with the provisions of ERISA and the Code applicable to the Parent Benefit Plans. Each Parent Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms and any related documents or agreements and the applicable provisions of ERISA and the Code, except that in any case in which any Parent Benefit Plan is currently required to comply with a provision of ERISA or of the Code, but is not yet required to be amended to reflect such provision, it has been administered in accordance with such provision.

          (d) Except as set forth in Section 4.12 of the Parent Disclosure Schedule, no Parent Benefit Plan is (or at any time has been) subject to Title IV of ERISA and no Benefit Plan is (or at any time has been) a "multiemployer plan" as defined in Section 3(37) of ERISA, and neither Parent nor any ERISA Affiliate has incurred any withdrawal liability with respect to any multiemployer plan.

          (e) All Parent Benefit Plans which are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code (each a "Pension Plan") have met and currently meet the qualification requirements of Section 401(a) of the Code, and each related trust has been and currently is exempt from taxation under Section 501(a) of the Code.

          (f) Each Pension Plan has received determination letters from the Internal Revenue Service ("IRS") to the effect that such Pension Plans are qualified and the related trusts are exempt from federal income taxes and no determination letter with respect to any Pension Plan has been revoked, nor is there any reason for such revocation, nor has any Pension Plan been amended since the date of its most recent determination letter in any respect which would adversely affect its qualification.

          (g) There are no pending audits or investigations by any governmental agency involving the Parent Benefit Plans, and no threatened or pending claims (except for individual claims for benefits payable in the normal operation of the Parent Benefit Plans), suits or proceedings involving any Parent Benefit Plan, any fiduciary thereof or service provider thereto, nor to the knowledge of Parent is there any reasonable basis for any such claim, suit or proceeding.

          (h) Neither Parent, any ERISA Affiliate of Parent, nor any employee of the Parent or any ERISA Affiliate has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, nor has any such person breached any duty imposed by Title I of ERISA, with respect to any Parent Benefit Plan that is reasonably likely to subject Parent or any ERISA Affiliate of Parent to a material tax penalty or other sanction under Section 4975 of the Code in Title I of ERISA.

          (i) Any insurance premium under any insurance policy related to a Parent Benefit Plan for any period up to and including the Closing Date has been paid, or accrued and booked on or before the Closing Date, and, with respect to any such insurance policy or premium payment obligation, neither Parent nor any ERISA Affiliate is subject to a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability.

          (j) With respect to each Parent Benefit Plan that is a "group health plan" within the meaning of Section 607 of ERISA and that is subject to
     Section 4980B of the Code, Parent and each ERISA Affiliate have complied in all material respects with the continuation coverage requirements of the Code and ERISA. To the extent any of the Panre Benefit Plans constitutes a "group health plan" under the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the regulations issued thereunder, such Parent Benefit Plans are in compliance in all material respects with the applicable provisions of HIPAA and the regulations issued thereunder.

          (k) Except as set forth in Section 4.12 of the Parent Disclosure Schedule, no Parent Benefit Plan provides benefits, including death or medical benefits, beyond termination of service or retirement other than
     (i) coverage mandated by law or (ii) death or retirement benefits under a Parent Benefit Plan qualified under Section 401(a) of the Code.

          (l) Except as set forth in Section 4.12 of the Parent Disclosure Schedule, the execution of, and performance of the transactions contemplated by this Agreement will not constitute an event under any Parent Benefit Plan that will result in any payment (whether as severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee of Parent.

          (m) Parent and each ERISA Affiliate have properly classified for all purposes (including, without limitation, for all tax purposes and for purposes of determining eligibility to participate in any Parent Benefit
     Plan) all employees, leased employees, consultants and independent contractors, and have withheld and paid all applicable taxes and made all appropriate filings in connection with services provided by such persons to Parent and each ERISA Affiliate.

     Section 4.13 LABOR MATTERS.

          (a) The relations of Parent and each Subsidiary with their employees are good. Except as set forth on Section 4.13 of the Parent Disclosure Schedule, neither Parent nor any Subsidiary is a party to or bound by any agreement with any labor organization, including any collective bargaining or similar agreement. Except as set forth on Section 4.13 of the Parent Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, or stoppage pending or, to the Knowledge of Parent, threatened against or affecting Parent or any Subsidiary, (ii) no employee of Parent or any Subsidiary is represented by any union or other labor organization, (iii) there is no unfair labor practice charge against Parent pending or, to the Knowledge of Parent, threatened before the National Labor Relations Board,
     (iv) no grievance which might have an adverse affect on Parent or any Subsidiary or the conduct of its businesses is pending or, to the Knowledge of Parent, threatened, (v) no private agreement restricts Parent or any

     Subsidiary from relocating, closing, or terminating any of their operations or facilities; (vi) neither Parent nor any Subsidiary has labor negotiations in process with any labor union or other labor organization;
     (vii) to the Knowledge of Parent, there are no efforts in process by unions to organize any employees of the Parent or any Subsidiary; and (viii) there are no pending or threatened claims, charges, or complaints against Parent or any Subsidiary (whether under federal, state, or local law, employment agreements or otherwise) asserted by any present or former employee of Parent or any Subsidiary, or by any other person or entity, including but not limited to claims on account of or for (1) wages, salary or overtime pay other than for work done during the current payroll period; (2)
     vacation pay or pay in lieu of vacation or time off; (3) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours; or (4) any violation of any statute, ordinance or regulation involving equal employment opportunity or employment discrimination. None of the employees of Parent or any Subsidiary is subject to any covenant not to compete, confidentiality agreement or other contract or commitment that limits or restrains such employee from engaging in or competing with any business of any person, other than Parent or any Subsidiary. Neither Parent nor any Subsidiary has experienced any work stoppage, strike, slowdown, picketing, leafleting, or union organizational efforts since January 1, 2000.

          (b)  Except  as set forth in  Section  4.13 of the  Parent  Disclosure
     Schedule, neither Parent nor any Subsidiary has had any worker's compensation claims asserted against it during the three years preceding the date hereof. Neither Parent nor any Subsidiary has had asserted against it any worker's compensation claim which has had or could reasonably be expected to have a Material Adverse Effect.

          (c) Except as set forth in Section 4.13 of the Parent Disclosure Schedule, neither Parent nor any Subsidiary has been subject to any inspection by the Occupational Safety and Health Administration, or any state agencies charged with enforcement of safety and health requirements, during the past 5 years, and there are no such inspections pending or threatened.

     Section 4.14 ENVIRONMENTAL MATTERS.

          (a) Parent and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, statutes,  orders,  rules,  regulations,  ordinances,  decrees,  orders  or judgments relating to protection of human health and the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) and worker health and safety (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by Parent and any Subsidiary of all material Permits required under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof. Neither Parent nor any Subsidiary has received written notice of or is the subject of, any action, cause of action, claim, penalty, demand or notice or, to the Knowledge of Parent, any investigation by any Person alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that is unresolved or for which payment or other performance is still pending. Neither Parent nor any Subsidiary has received any written request for information, notice of claim, demand or notification that it is or may be potentially responsible for any investigation, examination or response action in connection with any Release or threatened Release of Hazardous Substances.

          (b) No hazardous, toxic or polluting substance, material or waste, including, without limitation, petroleum or fractions thereof, polychlorinated biphenyls, asbestos or asbestos-containing materials, and radioactive materials ("Hazardous Substances") have been released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape ("Released") by any person at any property now or formerly owned, operated or leased by the Parent, any Subsidiary or any of its predecessors, except for such Releases that have not and could not reasonably be expected to require investigation, remediation or other response action under applicable Environmental Laws or constitute a violation of Environmental Laws. No asbestos, asbestos-containing materials or polychlorinated biphenyls are present at any property operated or leased by Parent or any Subsidiary in violation of Environmental Laws or which requires abatement, removal, retrofilling or other investigation, remediation or other response action. No Hazardous Substances managed, used, generated, treated, manufactured, processed, handled, stored, recycled, transported, disposed or Released by Parent, any Subsidiary or any of its predecessors has come to be located at any site listed on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response and Liability Act, CERCLIS or any similar list maintained by any Governmental Authority or which requires investigation, remediation or other response actions under applicable Environmental Laws.

     Section 4.15 PROPERTY.

          (a) Section 4.15 of the Parent Disclosure Schedule contains a true, complete and correct list (designating the relevant owners, lessors and lessees) of (i) all real property owned, leased or subleased by Parent or any Subsidiary and (ii) all equipment, fixtures and other personal property owned, leased, subleased or managed by Parent or any Subsidiary which, in the case of clause (ii) only, has a net book value or commitment in excess of $25,000. Copies of all real and personal property leases and deeds of Parent and each Subsidiary relating to the property identified on Section
     4.15 of the Parent Disclosure Schedule have been delivered or made available to the Company by Parent.

          (b) With respect to real property leased or subleased by Parent or any Subsidiary, Parent or such Subsidiary has a valid leasehold interest in such real property, and to the Knowledge of Parent, the leasehold or other interest of Parent or such Subsidiary in such real property is not subject or subordinate to any Encumbrance. Neither Parent nor any applicable Subsidiary is in default in any material respect under any such lease, or sublease and, to the Knowledge of Parent, the other party or parties thereto are not in default of its or their obligations thereunder nor does any such party have the right to terminate prior to its scheduled expiration the term of any such lease or sublease as a result of the transactions contemplated by this Agreement.

          (c) Neither Parent nor any Subsidiary has received any written notice that the whole nor any part of any real property owned, leased, subleased, used or occupied by Parent or any Subsidiary is subject to any pending suit for condemnation or other taking by any public authority, and, to the Knowledge of Parent, no such condemnation or other taking is currently threatened or contemplated. The properties owned, leased or subleased by Parent and its Subsidiaries are sufficient to conduct the operations of Parent and its Subsidiaries as currently conducted, and the foregoing personal properties are in good operating condition and repair, normal wear and tear excepted.

     Section 4.16 INTELLECTUAL PROPERTY; SOFTWARE.

          (a) Parent and each Subsidiary owns, or is validly licensed or otherwise has the right to use (in each case, free and clear of all material Encumbrances) all patents, patent applications, trademarks (both registered and unregistered), trade names, service marks (both registered and unregistered), copyrights (both registered and unregistered) and other proprietary intellectual property rights, computer programs and other technology (collectively "Intellectual Property") that are used in Parent's or any Subsidiary's businesses. Section 4.16(a) of the Parent Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of all patents and pending patent applications, trademarks, service marks, trade names, material copyrights (including without limitation, computer software programs), and registrations and applications for registration of copyrights, trademarks, service marks, trade names, trade dress and domain names owned, registered in the name of or otherwise held for use by Parent or any Subsidiary in the conduct of its business.

          (b) Section 4.16(b) of the Parent Disclosure Schedule sets forth a list of all material licenses, sublicenses, consents and other agreements (whether written or otherwise) ("Material License") (A) pertaining to any Intellectual Property (other than commercially available, off-the-shelf software applications obtained or licensed for less than $5,000 per copy) used by Parent or any Subsidiary in the conduct of its business, and (B) by which Parent or any Subsidiary licenses or otherwise authorizes a third party to use Parent's or any Subsidiary's Intellectual Property. Parent and each Subsidiary is in compliance in all material respects with all applicable provisions of such agreements, and such agreements are now in full force and effect. Except as set forth in Section 4.16(b) of the Parent Disclosure Schedule, the transactions contemplated under this Agreement do not and will not trigger any provision under any such license agreement to
     (x) permit the termination of such agreement by the licensor; or (y) permit the renegotiation of any terms, including without limitation the amount of any commission, royalty or other fee(s) payable under such agreement. To the Knowledge of Parent, the computer software and information technology systems owned, leased or licensed for use in the business do not contain any viruses, worms, or other disabling or malicious code, and any such software or systems, to the extent applicable, will consistently and accurately interpret, calculate, manipulate, store, and exchange data/time date.

          (c) In each of the following cases, except for those matters that have not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (i) to the Knowledge of Parent, the business operations of Parent and any Subsidiary do not infringe, dilute, misappropriate or otherwise violate the Intellectual Property rights of any Person; (ii) to the Knowledge of Parent, no Person is challenging or infringing on or otherwise violating any right of Parent or any Subsidiary with respect to any Parent-owned Intellectual Property;
     (iii) neither Parent nor any Subsidiary has received any written notice or otherwise has Knowledge of any claim, demand, suit, order or proceeding that the operations of the Parent or any Subsidiary infringe, misappropriate or otherwise violate the Intellectual Property rights of any Person; (iv) to its Knowledge, all Parent-owned Intellectual Property is in full force and effect, is held of record in the name of Parent free and clear of all Encumbrances, and is not the subject of any cancellation or reexamination proceeding or any proceeding challenging their extent or validity; and (v) none of the material trade secrets, know-how or other confidential or proprietary information of Parent or any Subsidiary has been disclosed to any Person unless such disclosure was necessary and made pursuant to an appropriate confidentiality agreement.

          (d) The information technology systems owned, licensed, leased, operated on behalf of, or otherwise held for use in the business by Parent or any Subsidiary, including all computer hardware, software, firmware and telecommunications systems used in the business of Parent or any Subsidiary perform reliably and in material conformance with the appropriate specifications or documentation for such systems.

     Section 4.17 BROKERS AND FINDERS. Except for its obligation to pay fees and expenses pursuant to its agreement with DecisionPoint International and its agreement with Robert T. Wheeler, copies of which have been previously furnished to the Company, Parent has not entered into any contract, arrangement or understanding with any Person which may result in the obligation of Parent or any Subsidiary or the Company or any of its subsidiaries to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. Except for the fees and expenses payable to DecisionPoint International and Robert T. Wheeler, no Person is entitled to receive any investment banking, brokerage or finder's fee, or commission in connection with this Agreement, the Merger or the other transactions based upon arrangements made by or on behalf of Parent or any Subsidiary.

     Section 4.18 OPINION OF PARENT FINANCIAL ADVISOR. Parent has received the opinion of Hyde Park Capital Advisors, LLC(the "Parent Financial Advisor"), dated the date of this Agreement, to the effect that, as of such date, the consideration is fair to the holders of Parent Common Stock and such opinion has not been withdrawn or revoked or modified in any way.

     Section 4.19 AFFILIATE TRANSACTIONS. Except as disclosed in Section 4.19 of the Parent Disclosure Schedule, since December 31, 2001, no director, officer, employee or greater than five percent (5%) stockholder of Parent or member of the family of any such Person or any entity in which any such Person or any member of the family of any such Person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with Parent or any Subsidiary, including any Contract providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such Person or firm, other than employment-at-will arrangements in the ordinary course of business.

     Section 4.20 PRODUCTS LIABILITY. There are no (a) liabilities, known or unknown, fixed or contingent, with respect to any products of Parent or any Subsidiary that are based on a theory of strict product liability, negligence or other tort theories (as distinct from product warranty claims described in clause (b) below), or (b) liabilities of Parent or any Subsidiary, known or unknown, fixed or contingent, which have been asserted, for the breach of any express or implied product warranty or any other similar claim with respect to any product manufactured or sold by Parent or any Subsidiary (other than any claim based on standard warranty obligations made by Parent or any Subsidiary in the ordinary course of the conduct of its business to purchasers of their products), which individually or in the aggregate would reasonably be expected to have a Parent Material Adverse Effect. Section 4.20 of the Parent Disclosure Schedule contains copies of Parent's and each Subsidiary's standard warranties and return policies. Parent, each Subsidiary and each of their predecessors has not and does not produce, market, distribute, sell or otherwise use in the operation of its business any product or component that contains asbestos.

     Section 4.21 RELATIONSHIP WITH CUSTOMERS AND SUPPLIERS. Section 4.21 of the Parent Disclosure Schedule lists the names and addresses of the 10 suppliers of the Parent and its Subsidiaries which accounted for the largest dollar volume of purchases by Parent and its Subsidiaries for the twelve months ended March 31, 2005 (the "Major Suppliers"). There are no suppliers of raw materials to Parent for which there are not adequate alternative suppliers of such raw materials on commercially reasonable terms. Section 4.21 of the Parent Disclosure Schedule lists the names and addresses of the 10 customers of the Parent and its Subsidiaries which accounted for the largest dollar volume of purchases from the Parent and its Subsidiaries for the twelve months ended September 30, 2004 (the "Major Customers"). To the Knowledge of Parent, no written or oral communication, fact, event or action exists or has occurred within 12 months prior to the date hereof, which would lead Parent reasonably to believe that any Major Customer or any Major Supplier will terminate or materially and adversely modify its business relationship with Parent or any Subsidiary.

     Section 4.22 ABSENCE OF QUESTIONABLE PAYMENTS. To Parent's Knowledge, neither Parent, any Subsidiary nor any director, officer, agent, employee or other person acting on behalf of Parent or any Subsidiary, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of (i) Section 104 of the Foreign Corrupt Practices Act of 1977 (15 U.S.C. ss.79dd-2), as amended, or (ii) any other applicable foreign, federal or state law. To Parent's Knowledge, neither Parent, any Subsidiary nor any current director, officer, agent, employee or other person acting on behalf of Parent or any Subsidiary, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

     Section 4.23 INSURANCE. Section 4.23 of the Parent Disclosure Schedule contains a complete and correct list of all policies of insurance of Parent and each Subsidiary for the past 5 years, including the policy numbers, coverage amounts and deductibles for each policy. Parent has made available true, correct and complete copies of such policies to the Company. All such policies are in full force and effect. All premiums currently due and payable on such policies have been paid. There is no default with respect to any provision contained in any such policy which could have a material adverse affect upon the ability of the insured to collect insurance proceeds under such policy, nor has there been any failure by the insured to give any notice or present any material claim under any such policy in a timely fashion or in the manner or detail required by the policy. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by Parent or any of their affiliates for a period of five (5) years prior to the date hereof. Since its inception, all products liability and general liability policies maintained by or for the benefit of Parent and each Subsidiary have been "occurrence" policies and not "claims made" policies.

     Section 4.24 GOVERNMENT CONTRACTS.

          (a) (i) To the Knowledge of Parent, none of Parent's or any Subsidiary's employees is or during the last three years has been (except as to routine security investigations) under administrative, civil, or criminal investigation, indictment, or information by any regulatory authority of the United States Federal Government or any state government or any of their respective agencies, the contracting or auditing function of any governmental entity with which it is contracting, the United States Department of Justice, the Inspector General of the United States Governmental Entity or the respective state equivalent, or any prime contractor with a governmental entity (a "Governmental Entity"), (ii) there is no pending audit or investigation by any Governmental Entity of Parent or any Subsidiary with respect to any alleged irregularity, misstatement, or omission arising under or relating to a Government Contract (as defined below), and (iii) during the last three years, neither Parent nor any Subsidiary has made a voluntary disclosure with respect to any alleged irregularity, misstatement, or omission arising under or relating to a Government Contract. To the Knowledge of Parent, neither Parent nor any Subsidiary has made any intentional misstatement or omission in connection with any voluntary disclosure that has led to any of the consequences set forth in clause (i) or (ii) of the immediately preceding sentence or any other material damage, penalty assessment, recoupment of payment, or disallowance of cost. For purposes of this Agreement, "Government Contract" means any contract that (i) is between Parent or any Subsidiary and a Governmental Entity or (ii) is entered into by Parent or any Subsidiary as a subcontractor (at any tier) in connection with a contract between another entity and a Governmental Entity.

          (b) There are (i) no outstanding claims against Parent or any Subsidiary by a Governmental Entity or by any prime contractor, subcontractor, or vendor arising under any Government Contract and (ii) no disputes between Parent or any Subsidiary and a Governmental Entity under the Contract Disputes Act or any other federal or state statute or between Parent or any Subsidiary and any prime contractor, subcontractor, or vendor arising under or relating to any such Government Contract, except any such claim or dispute that would not reasonably be expected to result in a Parent Material Adverse Effect.

          (c) Neither Parent nor any Subsidiary has been suspended or debarred from doing business with a Governmental Entity.

          (d) No misstatement contained in schedules of Government-furnished equipment provided to a Governmental Entity by Parent or any Subsidiary under any Government Contract would reasonably be expected to result in a Parent Material Adverse Effect.

          (e) The rates and rate schedules submitted to Governmental Entities with respect to the Government Contracts by Parent or any Subsidiary have been closed for all years prior to Fiscal Year 2003.

          (f) Neither Parent nor any Subsidiary has, with respect to any Government Contract, or within the past three years with respect to any former contract with a Governmental Entity, received a cure notice advising Parent or any Subsidiary that it was in default or would, if it failed to take remedial action, be in default under such contract.

          (g) Neither Parent nor any Subsidiary has submitted or received any unpriced or undefinitized orders or change orders; and there are no provisional overhead rates in effect under the Government Contracts.

          (h) Parent and each Subsidiary has complied with all government cost accounting standards and has accounted for all Government Contracts in accordance with a disclosure schedule approved by a Governmental Entity.

          (i) Neither Parent nor any Subsidiary has agreements, contracts, or commitments which require it to obtain or maintain a security clearance with any Governmental Entity.

          (j) Except as described in Section 4.24(j) of the Parent Disclosure Schedule, no item of Intellectual Property (as defined in Section 4.16) has been conceived, developed, created or reduced to practice under or pursuant to any Government Contract.

     Section 4.25 STATE TAKEOVER STATUTES; ETC. No state takeover statute or similar statute or regulation or similar provision of Parent's Certificate of Incorporation or Bylaws applies or purports to apply to this Agreement or the Merger.

     Section 4.26 DISCLOSURES. No representation or warranty made by Parent in this Agreement, nor any statement or record contained in the Parent Disclosure Schedule of this Agreement or certificate furnished by Parent or Acquisition to the Company pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein not misleading.

     Section 4.27 ACQUISITION. Acquisition is a newly formed limited liability company that has not engaged in any business since its formation. Parent is its sole member. Acquisition has not elected to be treated as a corporation for federal tax purposes.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Acquisition that, except as set forth in the disclosure schedule dated as of the date hereof (the "Company Disclosure Schedule"):

     Section 5.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing has not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. True, accurate and complete copies of the Company's certificate of incorporation and bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Parent.

     Section 5.2 CAPITALIZATION.

          (a) The authorized capital stock of the Company consists of 2,500 shares of class A common stock, par value $0.01 per share (the "Class A Common Stock" ), and 2,500 shares of class B common stock, par value $0.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Company Common Stock"), and 5,000 shares of Series A 8% cumulative compounding preferred stock, par value $.01 ("Company Preferred Stock"). As of the date hereof, 198 shares of Class A Common Stock, 302 shares of Class B Common Stock and 1,000 shares of Company Preferred Stock are outstanding, all of which are validly issued and are fully paid, non-assessable and free of preemptive rights, no shares of Company Common Stock are held in treasury of the Company, and no shares are issuable upon the exercise of outstanding warrants.

          (b) No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote are issued or outstanding.

          (c) Except as set forth in Section 5.2 hereof and Section 5.2 of the Company Disclosure Schedule, as of the date hereof, there are no outstanding subscriptions, options, stock phantom rights (or rights outstanding under any Company phantom stock plan), grants, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any rights of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company to issue, deliver or sell, redeem or repurchase, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment. Except as otherwise contemplated by this Agreement, there are no voting trusts, proxies or other agreements or understandings to which the Company is a party or is bound with respect to the voting of any shares of capital stock of the Company.

     Section 5.3 SUBSIDIARIES. Section 5.3 of the Company Disclosure Schedule lists the name of each Subsidiary and all lines of business in which each Subsidiary is participating or engaged. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation identified in Section 5.3 of the Company Disclosure Schedule, and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Subsidiary is duly qualified or licensed as a foreign corporation to do business and is in good standing in each jurisdiction specified in Section 5.3 of the Company Disclosure Schedule, which are the only jurisdictions in which nature of its business or the ownership, leasing or operation of such Subsidiary's assets and properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing, would not have a Company Material Adverse Effect. Section 5.3 of the Company Disclosure Schedule lists for each Subsidiary the amount of its authorized capital stock, the amount of its outstanding capital stock and the record owners of such outstanding capital stock. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and are owned, beneficially and of record, by the Company or Subsidiaries wholly owned by the Company free and clear of all Encumbrances. There are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever between the Company or any Subsidiary on the one hand and any Person on the other hand with respect to the capital stock of any Subsidiary. The name of each director and officer of each Subsidiary on the date hereof, and the position with such Subsidiary held by each, are listed in
Section 5.3 of the Company Disclosure Schedule.

     Section 5.4 AUTHORITY; NON-CONTRAVENTION; APPROVALS.

          (a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to approval by the Company stockholders, to consummate the transactions. This Agreement has been approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or, except for the approval of the Company's stockholders, the consummation by the Company of the transactions. The only vote of holders of any class or series of capital stock of the Company or any Subsidiary necessary to adopt and approve this Agreement and the Merger is the adoption and approval of this Agreement and the Merger by the holders of a majority of the total number of outstanding shares of Company Common Stock and Company Preferred Stock entitled to vote (the "Company Stockholders' Approval"). The affirmative vote of the holders of any capital stock or other securities (or any separate class thereof) of the Company or any Subsidiary is not necessary to consummate the Merger or any transaction contemplated by this Agreement other than as set forth in the preceding sentence. This Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Acquisition, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (b) general equitable principles.

          (b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions will not violate, conflict with or result in any violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to a right of termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of Encumbrances upon any of the properties or assets of the Company or any Subsidiary under (i) the certificate of incorporation or bylaws of the Company or any Subsidiary,
     (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority or court applicable to the Company or any Subsidiary or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any Subsidiary is now a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected; subject in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (before the Effective Time) the Company Required Statutory
     Approvals (as defined below) and the approval of the Company's stockholders. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clause (iii) of the first sentence of this paragraph (b) (and whether resulting from such execution and delivery or consummation), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Encumbrances that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c) Except for (i) filings under any applicable state securities or blue sky laws or state takeover laws, (ii) the making of the Merger Filing with the Department of State of the State of Delaware in connection with the Merger, and (iii) any required filings with or approvals from applicable environmental authorities, including, without limitation, the New Jersey Industrial Site Recovery Act, as amended, public service commissions and public utility commissions (the filings and approvals referred to in clauses (i) through (iii) are collectively referred to as the "Company Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     Section 5.5 FINANCIAL STATEMENTS. Section 5.5 of the Company Disclosure Schedule sets forth the following financial statements: (i) the audited consolidated balance sheet of the Company and its Subsidiaries as of each of August 31, 2003 and August 31, 2004 (the "Latest Audited Balance Sheet") and the related audited consolidated statements of income and cash flows for the fiscal years then ended and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of February 28, 2005 (the "Latest Balance Sheet") and the related unaudited consolidated statements of income and cash flows for the three-month period then ended. Each of the foregoing financial statements (including the notes thereto, if any, collectively, the "Financial Statements") has been prepared in accordance with GAAP applied on a consistent basis (except that the preparation of deferred compensation in the August 31, 2003 financial statements differs from the preparation of deferred compensation in the August 31, 2004 financial statements) and presents fairly in all material respects the financial position of the Company and its Subsidiaries at August 31, 2003, August 31, 2004 and February 28, 2005, respectively, and results of their operations for the periods referred to therein (subject in the case of the unaudited financial statements to the lack of footnote disclosure and changes resulting from normal year-end adjustments).

     Section 5.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as reflected in the Financial Statements, neither the Company nor any Subsidiary has or has incurred any liability or obligation of any nature (whether absolute, accrued, contingent or otherwise) other than liabilities or obligations (other than obligations for borrowed money or in respect of capitalized leases) reasonably incurred after the date of the Latest Balance Sheet in the ordinary course of business.

     Section  5.7 ABSENCE OF CERTAIN  CHANGES OR EVENTS.  Except as set forth in
Section 5.7 of the Company Disclosure Schedule, since the date of the Latest Balance Sheet, the Company, its Subsidiaries and their stockholders have conducted their business only in the ordinary course consistent with past practice and there has been no Company Material Adverse Effect. Without limiting the foregoing, except as set forth in Section 5.7 of the Company Disclosure Schedule, since the date of the Latest Balance Sheet, the Company and each Subsidiary have not:

          (a) purchased or redeemed any shares of its stock (including, without limitation, the Company Common Stock), or granted or issued any option, warrant or other right to purchase or acquire any such shares;

          (b)  incurred  any  liabilities  or  obligations   (whether  absolute,
     accrued, contingent or otherwise), except liabilities and obligations incurred in the ordinary course of business which would not have a Company Material Adverse Effect;

          (c) encumbered any of their properties or assets, tangible or intangible, except for Encumbrances incurred in the ordinary course of business, consistent with past practice;

          (d) granted any bonus, award, loan, pay raise, unusual or extraordinary sick pay or vacation payment or unusual salary or other payments, disbursements or other distributions in any manner or form (other than cash grants made in the ordinary course of business consistent with past practice to non-senior executive employees) to any of the Company's or its Subsidiaries or affiliates, stockholders, directors, officers or employees (or related parties thereto);

          (e) made a contribution in cash or assets to any rabbi trust or any analogous funding mechanism maintained or created to provide security under a nonqualified Company Benefit Plan, except to the extent required under such Company Benefit Plan as it exists on the date of this Agreement;

          (f) suffered any change or, to the Company's Knowledge, received any threat of any change in any of its relations with, or any loss or, to the Company's Knowledge, threat of loss of, any of the suppliers, clients, distributors, customers or employees that are material to the business of the Company or its Subsidiaries, including any loss or change which may result from the transactions contemplated by this Agreement;

          (g) disposed of or has failed to keep in effect any rights in, to or for the use of any franchise, license, permit or certificate material to the business of the Company or its Subsidiaries;

          (h) changed any method of keeping of its books of account or accounting practices;

          (i) disposed of or failed to keep in effect any rights in, to or for the use of any of the Intellectual Property (as hereinafter defined) material to the business of the Company;

          (j) sold, transferred or otherwise disposed of any assets, properties or rights of any of the business of the Company or any Subsidiary, except inventory sold in the ordinary course of business consistent with past practice;

          (k) entered into any transaction, agreement or event outside the ordinary course of the conduct of the business of the Company or any Subsidiary;

          (l) made nor authorized any single capital expenditure in excess of $25,000, or capital expenditures in excess of $100,000 in the aggregate;

          (m) changed or modified in any manner its existing credit, collection and payment policies, procedures and practices with respect to accounts receivable and accounts payable, respectively, including without limitation, acceleration of collections of receivables, failure to make or delay in making collections of receivables (whether or not past due), acceleration of payment of payables or failure to pay or delay in payment of payables;

          (n) incurred any damage, destruction or loss, whether covered by insurance or not, that would have a Company Material Adverse Effect;

          (o) made or revoked any material Tax election except in a manner consistent with past practice, changed any method of accounting for Tax purposes, or settled or compromised any material Tax liability with any Governmental Authority or agreed to an extension of a statute of limitations;

          (p) made any declaration, payment or setting aside for payment of any dividend or other distribution (whether in cash, stock or property) with respect to any securities of the Company or any Subsidiary; or

          (q) waived or released any material right or claim of the Company or any Subsidiary.

     Section 5.8 LITIGATION. Except as specifically set forth in Section 5.8 of the Company Disclosure Schedule, there are no claims, suits, actions or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary or any of their respective directors or officers (in their capacity as such), before any court or Governmental Authority, or any arbitrator (collectively, "Company Claims") that (i) seek to restrain the consummation of the Merger or the transactions or (ii) which if adversely determined would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 5.8 of the Company Disclosure Schedule, neither the Company nor any Subsidiary is a party to or bound by any judgment, decree, injunction, settlements, arbitration, awards, rule or order of any court or Governmental Authority or any arbitrator (collectively, "Company Judgments") with respect to or affecting the properties, assets, personnel or business of the Company or any Subsidiary, which prohibits or restricts the consummation of the transactions, or has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or could affect the validity of this Agreement or its enforceability against any stockholder or the Company, or compliance by any stockholder or the Company. Except as set forth in Section 5.8 of the Company Disclosure Schedule as of the date hereof, there are no material Company Claims or Company Judgments with respect to or affecting the properties, assets, personnel or business of the Company. The Company's Financial Statements reflect an adequate reserve for all claims, suits, actions, proceedings, judgments, decrees, injunctions, rules or order pending or threatened against the Company or any Subsidiary through the date of such financial statements.

     Section 5.9 NO VIOLATION OF LAW. Except as disclosed in Section 5.9 of the Company Disclosure Schedule, the Company is and, since the date of the Latest
Balance Sheet has been in compliance in all material respects with all applicable provisions of any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority. The Company has all material permits, licenses, approvals, and other governmental authorizations, consents and approvals necessary to conduct its businesses as presently conducted (collectively, the "Company Permits"). The Company is in compliance with the terms of the Company Permits in all material respects.

     Section 5.10 CONTRACTS. Section 5.10 of the Company Disclosure Schedule lists, under the relevant heading, all Contracts, that exist as of the date hereof to which the Company or any Subsidiary is a party or by which it is bound and which fall within any of the following categories (collectively, the "Company Material Contracts"):

          (a) Contracts not entered into in the ordinary course of the Company's or any Subsidiary's business and other than those that individually or in the aggregate are not material to the business of the Company and any Subsidiary;

          (b) joint venture and partnership agreements;

          (c) Contracts containing covenants purporting to limit the freedom of the Company or any Subsidiary to compete in any line of business in any geographic area or to hire any individual or group of individuals;

          (d) Contracts which after the consummation of any of the transactions could have the effect of limiting the freedom of Parent to compete in any line of business in any geographic area or to hire any individual or group of individuals;

          (e) Contracts which contain minimum purchase conditions in excess of $50,000 with respect to inventory purchases for resale, and $50,000 in the case of everything else, or requirements or other terms that restrict or limit the purchasing or distribution relationships of the Company, its Subsidiaries or their affiliates (including after consummation of any of the transactions);

          (f) Contracts relating to any outstanding commitment for capital expenditures in excess of $50,000;

          (g) indentures, mortgages, promissory notes, loan agreements or guarantees of borrowed money, letters of credit or other agreements or instruments of the Company or any Subsidiary or commitments for the borrowing or the lending by the Company or any Subsidiary of amounts in excess of $50,000 individually or $250,000 in the aggregate or providing for the creation of any Encumbrance upon any of the assets of the Company or any Subsidiary with an aggregate value in excess of $250,000;

          (h) Contracts providing for "earn-outs" or other contingent payments by the Company or any Subsidiary involving more than $50,000 per contract over the terms of all such Contracts;

          (i) Contracts associated with off balance sheet financing, including but not limited to arrangements for the sale of receivables;

          (j) Company Material Licenses (as defined in Section 5.16);

          (k) stock purchase agreements, asset purchase agreements or other acquisition or divestiture agreements entered into since January 1, 1999 where the consideration in any individual transaction exceeds $50,000;

          (l) material Contracts with respect to which a change in the ownership (whether directly or indirectly) of shares of Company Common Stock or the composition of the Board of Directors of the Company may result in a violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of benefits under such Contract, except any such Contract that is not material to the business of the Company or any Subsidiary;

          (m) contracts with consultants, employees, officers or directors of the Company or any Subsidiary;

          (n) contracts with Governmental Entities (as defined below); or

          (o) any other agreement which is material to the Company or any Subsidiary, irrespective of amount.

     All Company Material Contracts to which the Company or any Subsidiary is a party or by which it is bound are valid and binding obligations of the Company or any Subsidiary, as applicable, and, to the Knowledge of the Company, the valid and binding obligation of each other party thereto and are in full force and effect. Neither the Company or any Subsidiary nor, to the knowledge of the Company, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or permit the termination of, any Company Material Contract. The Company has delivered true and correct copies of the Company Material Contracts and Company Material Licenses set forth in Section 5.10 of the Company Disclosure Schedule.

     Section 5.11 TAXES. Except as disclosed in Section 5.11 of the Company Disclosure Schedule:

          (a) All Tax Returns required to be filed by or on behalf of the Company or any Subsidiary have been timely filed (after giving effect to any valid extensions of time in which to make such filings). All such Tax Returns are true, correct and complete in all material respects. All Taxes shown as due on such Tax Returns, have been timely paid. Adequate reserves or accruals for Taxes have been provided on the Company's books and the Company Financial Statements, in accordance with GAAP, with respect to any period (or portion thereof) up to the date hereof for which Tax Returns have not been filed or for which Taxes are not yet due and owing. The Company has made available to Parent all material Tax Returns, examination reports and statements of deficiencies filed or received for all taxable periods since January 1, 2000.

          (b) Neither the Company nor any Subsidiary has waived any statute of limitations in respect of the assessment and collection of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (c) Neither the Company nor any Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return. Neither the Company nor any Subsidiary is a party to any Tax allocation or Tax sharing agreement.

          (d) The Company and each Subsidiary has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate Governmental Authority all material Taxes required to be so withheld and paid over.

          (e) There is no Tax deficiency outstanding, assessed or proposed against the Company or any Subsidiary. No audit or other examination of any Tax Return of the Company or any Subsidiary is currently in progress. No Governmental Authority with respect to which the Company does not file Tax Returns has claimed that the Company or any Subsidiary is, or may be, subject to taxation by that jurisdiction.

          (f) Neither the Company or any Subsidiary nor any other person on behalf of the Company or any Subsidiary, has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method (and neither the Company nor any Subsidiary has an application pending with any Governmental Authority with respect to an accounting method change), (ii) executed or entered into closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law or (iii) granted a power of attorney with respect to any Tax matter that would have continuing effect after the Closing.

          (g) Neither the Company nor any Subsidiary is subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other Governmental Authorities that would have continuing effect after the Closing.

          (h) Neither the Company nor any Subsidiary is a party to any agreement, contract, arrangement or plan (including this Agreement and the consummation of the Merger) that has resulted or could result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code (or any similar provision of state, local or foreign law) or that would bind the Company or any Subsidiary to compensate any individual for excise Taxes paid under Section 4999 of the Code.

          (i) Neither the Company nor any Subsidiary has been a member of an affiliated group of corporations (as that term is defined in Section 1504(a)(1) of the Code, or any similar provision of state, local, or foreign law), except for the group the common parent of which is the Company, and neither the Company nor any Subsidiary has any liability for the Taxes of any person under Treasury Regulation ss. 1.1502-6 (or any similar provision of state, local, or foreign law), or as a transferee or successor, by contract, or otherwise.

          (j) The Company has not been the "distributing corporation" or the "controlled corporation" within the meaning of Section 355(a) of the Code.

          (k) There are no Encumbrances for Taxes on the assets of the Company, except for liens for Taxes not yet due and payable.

          (l) The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code. Neither the Company nor any Subsidiary has invested in any entity or entered into any arrangement that is a "tax shelter" within the meaning of Section 6662(d)(2)(C) of the Code or that has been described in any list or announcement published pursuant to Section 6662(d)(2)(D) of the Code.

          (m) The unpaid Taxes of the Company and the Subsidiaries did not, as of February 28, 2005, exceed the reserve for Tax liability (without regard to any reserve for deferred Taxes that reflect timing differences between book and Tax income) set forth on the face of the Latest Balance Sheet.

     Section 5.12 EMPLOYEE BENEFIT MATTERS.

          (a) Section 5.12 of the Company Disclosure Schedule lists all "employee benefit plans," as defined in Section 3(3) of ERISA and all other retirement, stock, stock option, life insurance, health insurance, dental insurance, vision insurance, savings, bonus, deferred compensation, incentive compensation, business travel and accident, paid time off, severance pay, salary continuation, disability, tuition refund, service award, company car, scholarship, relocation, patent award and other fringe benefit arrangements, plans, contracts, policies, or practices maintained, contributed to, or required to be contributed by the Company or any ERISA Affiliate (as hereinafter defined) or with respect to which the Company or any ERISA Affiliate may have any liability (the "Company Benefit Plans"). None of the Company Benefit Plans are maintained, contributed to or required to be contributed to by the Company or any Company ERISA Affiliate outside the United States. For purposes of this Agreement, the term "Company ERISA Affiliate" means any person, entity, trade or business (whether or not incorporated) that is treated as a single employer with the Company under
     Section 414 of the Code.

          (b) As applicable, with respect to each of the Company Benefit Plans, the Company has made available to Parent true and complete copies of (i) all plan documents (including all amendments and modifications thereof) and in the case of an unwritten Company Benefit Plan, a written description thereof, and in either case all related agreements including the trust agreement and amendments thereto, insurance contracts, and investment management agreements; (ii) the last three filed Form 5500 series and all schedules thereto; (iii) the current summary plan descriptions and all material modifications thereto; (iv) the three most recent actuarial and trustee reports; and (v) the most recent IRS determination letter (and any pending determination letter application); (vi) all filings and applications made under the Employee Plans Compliance Resolution System (as set forth in Revenue Procedure 2003-44 or any predecessor or successor thereto) or the Voluntary Fiduciary Correction or Delinquent Filer Voluntary Compliance Programs within the past five years.

          (c) The Company and each Company ERISA Affiliate are in compliance in all material respects with the provisions of ERISA and the Code applicable to the Company Benefit Plans. Each Company Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms and any related documents or agreements and the applicable provisions of ERISA and the Code, except that in any case in which any Company Benefit Plan is currently required to comply with a provision of ERISA or of the Code, but is not yet required to be amended to reflect such provision, it has been administered in accordance with such provision.

          (d) Except as set forth in Section 5.12 of the Company Disclosure Schedule, no Company Benefit Plan is (or at any time has been) subject to Title IV of ERISA and no Company Benefit Plan is (or at any time has been) a "multiemployer plan" as defined in Section 3(37) of ERISA, and neither the Company nor any Company ERISA Affiliate has incurred any withdrawal liability with respect to any multiemployer plan.

          (e) All Company Benefit Plans which are Pension Plans have met and currently meet the qualification requirements of Section 401(a) of the Code, and each related trust has been and currently is exempt from taxation under Section 501(a) of the Code.

          (f) Each Pension Plan has received determination letters from the IRS to the effect that such Pension Plans are qualified and the related trusts are exempt from federal income taxes and no determination letter with respect to any Pension Plan has been revoked, nor is there any reason for such revocation, nor has any Pension Plan been amended since the date of its most recent determination letter in any respect which would adversely affect its qualification.

          (g) There are no pending audits or investigations by any governmental agency involving the Company Benefit Plans, and no threatened or pending claims (except for individual claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings involving any Company Benefit Plan, any fiduciary thereof or service provider thereto, nor to the knowledge of the Company is there any reasonable basis for any such claim, suit or proceeding.

          (h) Neither the Company, any Company ERISA Affiliate of the Company, nor any employee of the Company or any Company ERISA Affiliate has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or
     Section 4975 of the Code, nor has any such person breached any duty imposed by Title I of ERISA, with respect to any Benefit Plan that is reasonably likely to subject the Company or any Company ERISA Affiliate to a material tax penalty or other sanction under Section 4975 of the Code in Title I of ERISA.

          (i) Any insurance premium under any insurance policy related to a Benefit Plan for any period up to and including the Closing Date has been paid, or accrued and booked on or before the Closing Date, and, with respect to any such insurance policy or premium payment obligation, neither the Company nor any ERISA Affiliate is subject to a retroactive rate
     adjustment,   loss  sharing  arrangement  or  other  actual  or  contingent liability.

          (j) With respect to each Company Benefit Plan that is a "group health plan" within the meaning of Section 607 of ERISA and that is subject to
     Section 4980B of the Code, the Company and each Company ERISA Affiliate have complied in all material respects with the continuation coverage requirements of the Code and ERISA. To the extent any of the Company Benefit Plans constitutes a "group health plan" under HIPAA, such Company Benefit Plans are in compliance in all material respects with the applicable provisions of HIPAA and the regulations issued thereunder.

          (k) Except as set forth in Section 5.12 of the Company Disclosure Schedule, no Company Benefit Plan provides benefits, including death or medical benefits, beyond termination of service or retirement other than
     (i) coverage mandated by law or (ii) death or retirement benefits under a Company Benefit Plan qualified under Section 401(a) of the Code.

          (l) Except as set forth in Section 5.12 of the Company Disclosure Schedule, the execution of, and performance of the transactions contemplated by this Agreement will not constitute an event under any Company Benefit Plan that will result in any payment (whether as severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee of the Company.

          (m) The Company and each Company ERISA Affiliate have properly classified for all purposes (including, without limitation, for all tax purposes and for purposes of determining eligibility to participate in any Company Benefit Plan) all employees, leased employees, consultants and independent contractors, and have withheld and paid all applicable taxes and made all appropriate filings in connection with services provided by such persons to the Company and each Company ERISA Affiliate.

     Section 5.13 LABOR MATTERS.

          (a) The relations of the Company and each Subsidiary with their employees are good. Except as set forth on Section 5.13 of the Company Disclosure Schedule, neither the

     Company nor any Subsidiary is a party to or bound by any agreement with any labor organization, including any collective bargaining or similar agreement. Except as set forth on Section 5.13 of the Company Disclosure Schedule, (i) there is no labor strike, dispute, slowdown, or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Subsidiary, (ii) no employee of the Company or any Subsidiary is represented by any union or other labor organization,
     (iii) there is no unfair labor practice charge against the Company pending or, to the Knowledge of the Company, threatened before the National Labor Relations Board, (iv) no grievance which might have an adverse affect on the Company or any Subsidiary or the conduct of its businesses is pending or, to the Knowledge of the Company, threatened, (v) no private agreement restricts the Company or any Subsidiary from relocating, closing, or terminating any of their operations or facilities; (vi) neither the Company nor any Subsidiary has labor negotiations in process with any labor union or other labor organization; (vii) to the Knowledge of the Company, there are no efforts in process by unions to organize any employees of the Company or any Subsidiary; and (viii) there are no pending or threatened claims, charges, or complaints against the Company or any Subsidiary (whether under federal, state, or local law, employment agreements or otherwise) asserted by any present or former employee of the Company or any Subsidiary, or by any other person or entity, including but not limited to claims on account of or for (1) wages, salary or overtime pay other than for work done during the current payroll period; (2) vacation pay or pay in lieu of vacation or time off; (3) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours; or (4) any violation of any statute, ordinance or regulation involving equal employment opportunity or employment discrimination. None of the employees of the Company or any Subsidiary is subject to any covenant not to compete, confidentiality agreement or other contract or commitment that limits or restrains such employee from engaging in or competing with any business of any person, other than the Company or any Subsidiary. Neither the Company nor any Subsidiary has experienced any work stoppage, strike, slowdown, picketing, leafleting, or union organizational efforts since January 1, 2000.

          (b) Except as set forth in Section 5.13 of the Company Disclosure Schedule, neither the Company nor any Subsidiary has had any worker's compensation claims asserted against it during the three years preceding the date hereof. Neither the Company nor any Subsidiary has had asserted against it any worker's compensation claim which has had or could reasonably be expected to have a Company Material Adverse Effect.

          (c) Except as set forth in Section 5.13 of the Company Disclosure Schedule, neither the Company nor any Subsidiary has been subject to any inspection by the Occupational Safety and Health Administration, or any state agencies charged with enforcement of safety and health requirements, during the past 5 years, and there are no such inspections pending or threatened.

     Section 5.14 ENVIRONMENTAL MATTERS.

          (a) The Company and its Subsidiaries are in compliance in all material respects with all Environmental Laws, which compliance includes, but is not limited to, the possession by the Company and any Subsidiary of all material Company Permits required under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof. Neither the Company nor any Subsidiary has received written notice of or is the subject of, any Environmental Claim that is unresolved or for which payment or other performance is still pending. Neither the Company nor any Subsidiary has received any written request for information, notice of claim, demand or notification that it is or may be potentially responsible for any investigation, examination or response action in connection with any Release or threatened Release of Hazardous Substances.

          (b) No Hazardous Substances have been Released by any person at any property now or formerly owned, operated or leased by the Company, any Subsidiary or any of its predecessors, except for such Releases that have not and could not reasonably be expected to require investigation, remediation or other response action under applicable Environmental Laws or constitute a violation of Environmental Laws. No asbestos, asbestos-containing materials or polychlorinated biphenyls are present at any property operated or leased by the Company or any Subsidiary in violation of Environmental Laws or which requires abatement, removal, retrofilling or other investigation, remediation or other response action. No Hazardous Substances managed, used, generated, treated, manufactured, processed, handled, stored, recycled, transported, disposed or Released by the Company, any Subsidiary or any of its predecessors has come to be located at any site listed on the National Priorities List promulgated pursuant to the Comprehensive Environmental Response and Liability Act, CERCLIS or any similar list maintained by any Governmental Authority or which requires investigation, remediation or other response actions under applicable Environmental Laws.

     Section 5.15 PROPERTY.

          (a) Section 5.15 of the Company Disclosure Schedule contains a true, complete and correct list (designating the relevant owners, lessors and lessees) of (i) all real property owned, leased or subleased by the Company or any Subsidiary and (ii) all equipment, fixtures and other personal property owned, leased, subleased or managed by the Company or any Subsidiary which, in the case of clause (ii) only, has a net book value or commitment in excess of $25,000. Copies of all real and personal property leases and deeds of the Company and each Subsidiary relating to the property identified on Section 5.15 of the Company Disclosure Schedule have been delivered or made available to Parent by the Company.

          (b) With respect to real property leased or subleased by the Company or any Subsidiary, the Company or such Subsidiary has a valid leasehold interest in such real property, and to the Knowledge of the Company, the leasehold or other interest of the Company or such Subsidiary in such real property is not subject or subordinate to any Encumbrance. Neither the Company nor any applicable Subsidiary is in default in any material respect under any such lease, or sublease and, to the Knowledge of the Company, the other party or parties thereto are not in default of its or their obligations thereunder nor does any such party have the right to terminate prior to its scheduled expiration the term of any such lease or sublease as a result of the transactions contemplated by this Agreement.

          (c) Neither the Company nor any Subsidiary has received any written notice that the whole nor any part of any real property owned, leased, subleased, used or occupied by the Company or any Subsidiary is subject to any pending suit for condemnation or other taking by any public authority, and, to the Knowledge of the Company, no such condemnation or other taking is currently threatened or contemplated. The properties owned, leased or subleased by the Company and its Subsidiaries are sufficient to conduct the operations of the Company and its Subsidiaries as currently conducted, and the foregoing personal properties are in good operating condition and repair, normal wear and tear excepted.

     Section 5.16 INTELLECTUAL PROPERTY; SOFTWARE.

          (a) The Company and each Subsidiary owns, or is validly licensed or otherwise has the right to use (in each case, free and clear of all material Encumbrances) all Intellectual Property that is used in the Company's or any Subsidiary's businesses. Section 5.16(a) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of all patents and pending patent applications, trademarks, service marks, trade names, material copyrights (including without limitation, computer software programs), and registrations and applications for registration of copyrights, trademarks, service marks, trade names, trade dress and domain names owned, registered in the name of or otherwise held for use by the Company or any Subsidiary in the conduct of its business.

          (b) Section 5.16(b) of the Company Disclosure Schedule sets forth a list of all material licenses, sublicenses, consents and other agreements (whether written or otherwise) ("Company Material License") (A) pertaining to any Intellectual Property (other than commercially available, off-the-shelf software applications obtained or licensed for less than $5,000 per copy) used by the Company or any Subsidiary in the conduct of its business, and (B) by which the Company or any Subsidiary licenses or otherwise authorizes a third party to use the Company's or any Subsidiary's Intellectual Property. The Company and each Subsidiary is in compliance in all material respects with all applicable provisions of such agreements, and such agreements are now in full force and effect. Except as set forth in Section 5.16(b) of the Company Disclosure Schedule, the transactions contemplated under this Agreement do not and will not trigger any provision under any such license agreement to (x) permit the termination of such agreement by the licensor; or (y) permit the renegotiation of any terms, including without limitation the amount of any commission, royalty or other fee(s) payable under such agreement. To the Knowledge of the Company, the computer software and information technology systems owned, leased or licensed for use in the business do not contain any viruses, worms, or other disabling or malicious code, and any such software or systems, to the extent applicable, will consistently and accurately interpret, calculate, manipulate, store, and exchange data/time date.

          (c) In each of the following cases, except for those matters that have not had and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) to the Knowledge of the Company, the business operations of the Company and any Subsidiary do not infringe, dilute, misappropriate or otherwise violate the Intellectual Property rights of any Person; (ii) to the Knowledge of the Company, no Person is challenging or infringing on or otherwise violating any right of the Company or any Subsidiary with respect to any Company-owned Intellectual Property; (iii) neither the Company nor any Subsidiary has received any written notice or otherwise has Knowledge of any claim, demand, suit, order or proceeding that the operations of the Company or any Subsidiary infringe, misappropriate or otherwise violate the Intellectual Property rights of any Person; (iv) to its Knowledge, all Company-owned Intellectual Property is in full force and effect, is held of record in the name of the Company free and clear of all Encumbrances, and is not the subject of any cancellation or reexamination proceeding or any proceeding challenging their extent or validity; and (v) none of the material trade secrets, know-how or other confidential or proprietary information of the Company or any Subsidiary has been disclosed to any Person unless such disclosure was necessary and made pursuant to an appropriate confidentiality agreement.

          (d) The information technology systems owned, licensed, leased, operated on behalf of, or otherwise held for use in the business by the Company or any Subsidiary, including all computer hardware, software, firmware and telecommunications systems used in the business of Company or any Subsidiary perform reliably and in material conformance with the appropriate specifications or documentation for such systems.

     Section 5.17 BROKERS AND FINDERS. Except for its obligation to pay fees and expenses pursuant to its agreement with Janney Montgomery Scott LLC, a copy of which has been previously furnished to Parent, the Company has not entered into any contract, arrangement or understanding with any Person which may result in the obligation of the Company or any Subsidiary or Parent or any of its subsidiaries to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby. Except for its obligation to pay fees and expenses pursuant to its agreement with Janney Montgomery Scott LLC, no Person is entitled to receive any investment banking, brokerage or finder's fee, or commission in connection with this Agreement, the Merger or the other transactions based upon arrangements made by or on behalf of the Company or any Subsidiary.

     Section 5.18 AFFILIATE TRANSACTIONS. Except as disclosed in Section 5.18 of the Company Disclosure Schedule, since April 16, 2004, no director, officer, employee or greater than five percent (5%) stockholder of the Company or member of the family of any such Person or any entity in which any such Person or any member of the family of any such Person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, is a party to any transaction with the Company or any Subsidiary, including any Contract providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such Person or firm, other than employment-at-will arrangements in the ordinary course of business.

     Section 5.19 PRODUCTS LIABILITY. There are no (a) liabilities, known or unknown, fixed or contingent, with respect to any products of the Company or any Subsidiary that are based on a theory of strict product liability, negligence or other tort theories (as distinct from product warranty claims described in clause (b) below), or (b) liabilities of the Company or any Subsidiary, known or unknown, fixed or contingent, which have been asserted, for the breach of any express or implied product warranty or any other similar claim with respect to any product manufactured or sold by the Company or any Subsidiary (other than any claim based on standard warranty obligations made by the Company or any Subsidiary in the ordinary course of the conduct of its business to purchasers of their products), which individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect. Section 5.19 of the Company Disclosure Schedule contains copies of the Company's and each Subsidiary's standard warranties and return policies. The Company, each Subsidiary and each of their predecessors has not and does not produce, market, distribute, sell or otherwise use in the operation of its business any product or component that contains asbestos.

     Section 5.20 RELATIONSHIP WITH CUSTOMERS AND SUPPLIERS. Section 5.20 of the Company Disclosure Schedule lists the names and addresses of the 10 suppliers of the Company and its Subsidiaries which accounted for the largest dollar volume of purchases by the Company and its Subsidiaries for the twelve months ended March 31, 2005 (the "Company Major Suppliers"). There are no suppliers of raw materials to the Company for which there are not adequate alternative suppliers of such raw materials on commercially reasonable terms. Section 5.20 of the Company Disclosure Schedule lists the names and addresses of the 10 customers of the Company and its Subsidiaries which accounted for the largest dollar volume of purchases from the Company and its Subsidiaries for the twelve months ended March 31, 2005 (the "Company Major Customers"). To the Knowledge of the Company, no written or oral communication, fact, event or action exists or has occurred within 12 months prior to the date hereof, which would lead the Company reasonably to believe that any Company Major Customer or any Company Major Supplier will terminate or materially and adversely modify its business relationship with Company or any Subsidiary.

     Section 5.21 ABSENCE OF QUESTIONABLE PAYMENTS. To the Company's Knowledge, neither the Company, any Subsidiary nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of (i) Section 104 of the Foreign Corrupt Practices Act of 1977 (15 U.S.C. ss.79dd-2), as amended, or (ii) any other applicable foreign, federal or state law. To the Company's Knowledge, neither the Company, any Subsidiary nor any current director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

     Section 5.22 INSURANCE. Section 5.22 of the Company Disclosure Schedule contains a complete and correct list of all policies of insurance of the Company and each Subsidiary for the past 5 years, including the policy numbers, coverage amounts and deductibles for each policy. All such policies are in full force and effect. All premiums currently due and payable on such policies have been paid. There is no default with respect to any provision contained in any such policy which could have an adverse affect upon the ability of the insured to collect insurance proceeds under such policy, nor has there been any failure by the insured to give any notice or present any material claim under any such policy in a timely fashion or in the manner or detail required by the policy. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by the Company or any of their affiliates for a period of five (5) years prior to the date hereof. Since its inception, all products liability and general liability policies maintained by or for the benefit of the Company and each Subsidiary have been "occurrence" policies and not "claims made" policies.

     Section 5.23 GOVERNMENT CONTRACTS.

          (a) (i) To the Knowledge of the Company, none of the Company's or any Subsidiary's employees is or during the last three years has been (except as to routine security investigations) under administrative, civil, or criminal investigation, indictment, or information by any Governmental Entity, (ii) there is no pending audit or investigation by any Governmental Entity of the Company or any Subsidiary with respect to any alleged irregularity, misstatement, or omission arising under or relating to a Government Contract (as defined below), and (iii) during the last three years, neither the Company nor any Subsidiary has made a voluntary disclosure with respect to any alleged irregularity, misstatement, or omission arising under or relating to a Government Contract. To the Knowledge of the Company, neither the Company nor any Subsidiary has made any intentional misstatement or omission in connection with any voluntary disclosure that has led to any of the consequences set forth in clause (i) or (ii) of the immediately preceding sentence or any other material damage, penalty assessment, recoupment of payment, or disallowance of cost. For purposes of this Agreement, "Company Government Contract" means any contract that (i) is between the Company or any Subsidiary and a Governmental Entity or (ii) is entered into by the Company or any Subsidiary as a subcontractor (at any tier) in connection with a contract between another entity and a Governmental Entity.

          (b) There are (i) no outstanding claims against the Company or any Subsidiary by a Governmental Entity or by any prime contractor, subcontractor, or vendor arising under any Company Government Contract and
     (ii) no disputes between the Company or any Subsidiary and a Governmental Entity under the Contract Disputes Act or any other federal or state statute or between the Company or any Subsidiary and any prime contractor, subcontractor, or vendor arising under or relating to any such Company Government Contract, except any such claim or dispute that would not reasonably be expected to result in a Company Material Adverse Effect.

          (c) Neither the Company nor any Subsidiary has been suspended or debarred from doing business with a Governmental Entity.

          (d) No misstatement contained in schedules of Government-furnished equipment provided to a Governmental Entity by the Company or any Subsidiary under any Company Government Contract would reasonably be expected to result in a Company Material Adverse Effect.

          (e) The rates and rate schedules submitted to Governmental Entities with respect to the Company Government Contracts by the Company or any Subsidiary have been closed for all years prior to Fiscal Year 2003.

          (f) Neither the Company nor any Subsidiary has, with respect to any Company Government Contract, or within the past three years with respect to any former contract with a Governmental Entity, received a cure notice advising the Company or any Subsidiary that it was in default or would, if it failed to take remedial action, be in default under such contract.

          (g) Neither the Company nor any Subsidiary has submitted or received any unpriced or undefinitized orders or change orders; and there are no provisional overhead rates in effect under the Company Government Contracts.

          (h) The Company and each Subsidiary has complied with all government cost accounting standards and has accounted for all Company Government Contracts in accordance with a disclosure schedule approved by a Governmental Entity.

          (i) Neither the Company nor any Subsidiary has agreements, contracts, or commitments which require it to obtain or maintain a security clearance with any Governmental Entity.

          (j) Except as described in Section 5.23(j) of the Company Disclosure Schedule, no item of Intellectual Property has been conceived, developed, created or reduced to practice under or pursuant to any Company Government Contract.

     Section 5.24 STATE TAKEOVER STATUTES; ETC. No state takeover statute or similar stature or regulation or similar provision of the Company's Certificate of Incorporation or Bylaws applies or purports to apply to this Agreement or the Merger.

     Section 5.25 DISCLOSURES. No representation or warranty made by the Company in this Agreement, nor any statement or record contained in the Company Disclosure Schedule of this Agreement or certificate furnished by the Company to the Parent or Acquisition pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

     Section 6.1 MUTUAL COVENANTS.

          (a) GENERAL.  Subject to the terms and  conditions  hereof  (including
     Section 7.2(b)), each of the parties shall (and shall cause its respective subsidiaries to) use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate the Merger and the other transactions, including, without limitation, using reasonable efforts to prepare, execute and deliver such instruments and take or cause to be taken such actions as are necessary, proper or advisable under applicable laws and regulations to consummate and make effective as soon as reasonably practicable the transactions. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Such commercially reasonable efforts shall apply to, without limitation, the obtaining of all necessary consents, approvals or waivers from third parties and Governmental Authorities necessary to the consummation of the transactions.

          (b) OTHER GOVERNMENTAL MATTERS. Subject to the terms and conditions hereof, each of the parties hereto shall (and shall cause its subsidiaries
     to) use commercially
     reasonable efforts to take any additional action that may be necessary, proper or advisable to (i) obtain from any Governmental Authority any consent, license, permit, waiver, approval, authorization required or appropriate to be obtained by either Parent or the Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby,
     (ii) make all necessary filings, and thereafter make any required submissions with respect to the Merger and the other transactions required under any applicable federal or state securities or other laws, and (iii) effect all other necessary registrations, filings and submissions. Each of the parties shall (and shall cause each of their respective subsidiaries to) cooperate and use commercially reasonable efforts to contest vigorously and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order whether temporary, preliminary or permanent that is in effect and restricts, prevents, prohibits or otherwise bars the consummation of the Merger or any other transaction.

          (c) NOTIFICATION OF CERTAIN MATTERS. From and after the date hereof and until the Effective Time, upon receiving knowledge thereof, each party hereto shall promptly notify the other parties hereto of (i) the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which has resulted in, or could reasonably be expected to result in, any condition to the Merger set forth in Article VIII, not being satisfied, (ii) any failure to comply with any covenant or agreement to be complied with by it pursuant to this Agreement which has resulted in, or could reasonably be expected to result in, any condition to the Merger set forth in Article VIII, not being satisfied and (iii) any representation or warranty made by such party contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified as to materiality becoming untrue or inaccurate in any material respect; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 6.1(c) shall not cure any breach of any representation or warranty contained in this Agreement or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          (d) PUBLIC STATEMENTS. All press releases or other public statements with respect to the Merger or the other transactions contemplated hereby shall require the prior mutual agreement and approval of both Parent and the Company, unless otherwise required by applicable law; provided, if such disclosure is required by law, such disclosure may not be made without consultation of the other parties.

          (e) REORGANIZATION TREATMENT. The parties agree that this Agreement contemplates a tax-free reorganization pursuant to Section 368(a) of the Code. The parties shall use all reasonable efforts to ensure that the Merger will qualify under Section 368(a) and shall not take any action that may cause the Merger to fail to so qualify.

          (f) DIRECTORS AND OFFICERS. Parent and its Subsidiaries shall maintain in effect for one year from the Closing Date directors' and officers' liability insurance covering those persons who are currently covered by the Parent's directors' and officers' liability insurance policy on terms comparable to such existing insurance coverage; provided that in the event that any claim is brought under any such policy prior to the one year anniversary of the

     Closing Date, such directors' and officers' liability insurance policy shall be maintained until final disposition thereof; provided, however, that during such period, Parent and the Surviving Company shall not be required to maintain any coverage in excess of the amount that can be obtained for the remainder of such period for an annual premium of 150% of the current annual premium paid by the Parent for its existing directors' and officers' liability insurance coverage as of the date hereof.

     Section 6.2 COVENANTS OF THE PARENT.

          (a) CONDUCT OF BUSINESS. Except as otherwise contemplated by this Agreement or disclosed in the Section 6.2(a) of the Parent Disclosure Schedule, after the date hereof and before the Closing Date or earlier termination of this Agreement, unless the Company shall otherwise consent in writing, Parent shall (and shall cause each Subsidiary to):

               (i) conduct its business in the ordinary course of business in all material respects, in substantially the same manner as conducted before the date of this Agreement;

               (ii) use commercially reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its respective present officers and key employees, and preserve the goodwill and business relationships with material customers and others having material business relationships with it;

               (iii) except as required by an existing Contract on the date hereof, not (A) increase the amount of compensation of any director or executive officer, (B) make any increase in or commitment to increase any employee benefits, or (C) adopt or make any commitment to adopt any new employee benefit plan or make any contribution, grant or award, other than regularly scheduled contributions, to any Parent Benefit Plan; and

               (iv) not

                    (A)  amend  or   propose   to  amend  its   certificate   of
               incorporation or bylaws or equivalent organizational documents;

                    (B) authorize  for issuance,  issue,  sell,  offer,  deliver pledge or otherwise encumber or agree, propose to offer or commit to issue, sell, deliver, pledge or otherwise encumber (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any additional shares of its capital stock of any class or other securities (except commercial loans) or equity equivalents
               (including, without limitation, stock options and any stock appreciation rights) or securities convertible into or exchangeable for (or accelerate any right to convert or exchange securities for any capital stock of Parent other than as provided in Section 3.6 hereof), except that upon written notice to the Company Parent may issue shares upon exercise of options or the vesting of stock grants outstanding on the date hereof, in accordance with their respective terms as in effect on the date hereof;

                    (C) split,  combine or reclassify  its  outstanding  capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise;

                    (D) adopt, authorize or propose a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Parent or any Subsidiary (other than the Merger);

                    (E) redeem, purchase, acquire or offer or propose to redeem, purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock;

                    (F) make or agree to make, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any material acquisition of any assets or businesses other than (1) the purchase of inventories and supplies from suppliers and vendors in the ordinary course of business, and (2) expenditures for fixed or capital assets not in excess of $100,000 in the aggregate;

                    (G) sell, lease,  sub-lease,  exchange,  pledge, encumber or otherwise dispose of any material assets or businesses other than
               (1) sales of obsolete and excess assets and sales of inventories in the ordinary course of business, (2) sales of businesses or assets disclosed in Section 6.2(a) of the Parent Disclosure Schedule, and (3) Encumbrances entered into in the ordinary course of business;

                    (H) make or revoke any  material  Tax  election  except in a manner consistent with past practice, change any method of accounting for Tax purposes, or settle or compromise any material Tax liability with any Governmental Authority or agree to an extension of a statute of limitations;

                    (I) adopt or effect any  change in  accounting  policies  or practices, except to the extent required by generally accepted accounting principles, or by applicable law;

                    (J) purchase any derivative securities, except for purchases to hedge interest and rate exposure in the ordinary course of business;

                    (K) (i) incur any indebtedness for borrowed money,  issue or sell any debt securities or warrants or other rights to acquire any debt securities of Parent or any Subsidiary, guarantee any such indebtedness or debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in Parent;

                    (L) enter into any Contract  with  commitments  by Parent or any Subsidiary for expenditures of $5,000 or more individually and $25,000 in the aggregate;

                    (M)  pay,   discharge,   settle  or  satisfy   any   claims,
               liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the financial statements included with the Parent SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice; or

                    (N) enter  into any  letter of intent or  binding  contract, agreement, commitment or arrangement with respect of any of the foregoing.

          (b) ACCESS TO INFORMATION.

               (i) Subject to applicable law and to the terms and conditions of the Mutual Non-Disclosure Agreement dated July 2, 2004 between Parent and the Company (the "Non-Disclosure Agreement"), Parent and its Subsidiaries shall afford to the Company and the Company's employees, directors, officers, accountants, counsel, financial advisors and other representatives (the "Company Representatives") reasonable access during normal business hours and at other times with reasonable notice throughout the period before the Effective Time (including for the purpose of conducting any environmental investigations or audits that the Company reasonably determine are necessary) to all of Parent's properties, books, contracts, commitments, records and employees and, during such period, shall furnish promptly to the Company or the Company Representatives (i) a copy of each report, schedule and other document filed by Parent pursuant to the requirements of federal or state securities laws, (ii) such other information concerning Parent's business, properties and personnel as the Company shall reasonably request, and (iii) permit the Company to make such inspections as it may require (and Parent shall cooperate with in any inspections, including, without limitation, environmental diligence); PROVIDED, that all requests for access shall be directed to John Howlett or Ronald Seitz or such other person as Parent may designate in writing from time to time. The Company and its subsidiaries shall hold and shall use reasonable best efforts to cause the Company Representatives to hold in strict confidence all nonpublic documents and information furnished to the Company and any Company Representative in connection with the transactions contemplated by this Agreement in accordance and subject to the Non-Disclosure Agreement.

               (ii) If this Agreement is terminated, the Company shall, upon the written request of Parent, promptly return to Parent or destroy all nonpublic written material provided pursuant to this Section 6.2(b) and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event all documents, memoranda, notes and other writings (including all electronic versions thereof) prepared by the Company based on the information in such material shall be destroyed (and the Company shall cause the Company Representatives to similarly destroy the documents, memoranda and notes).

          (c) OFFICERS OF PARENT. Effective as of the Effective Time, Parent shall appoint Dinesh Desai to serve as CEO of Parent and Steven Donnelly to serve as CFO of Parent.

          (d) INSURANCE. Prior to the Effective Time, Parent shall maintain in full force and effect the policies of insurance listed in Section 4.23 of the Parent Disclosure Schedule, subject only to variations required by the ordinary operations of its business, or else will obtain, prior to the lapse of any such policy, substantially similar coverage with insurers of recognized standing and approved in writing by the Company. Parent shall promptly advise the Company in writing of any change of insurer or type of coverage in respect of the policies listed in Section 4.23 of the Parent Disclosure Schedule.

          (e) TAXES. Pending Closing, Parent shall keep adequate reserves or accruals for Taxes on its books and Financial Statements, in accordance with GAAP.

          (f) SENIOR CREDIT FACILITY. Parent shall cooperate with the Company as may be reasonably necessary to enable the Company to obtain the financing described in Section 8.2(g).

     Section 6.3 COVENANTS OF THE COMPANY.

          (a) CONDUCT OF BUSINESS. Except as otherwise contemplated by this Agreement or disclosed in the Section 6.3(a) of the Company Disclosure Schedule, after the date hereof and before the Closing Date or earlier termination of this Agreement, unless Parent shall otherwise consent in writing, the Company shall (and shall cause each Subsidiary to):

               (i) conduct its business in the ordinary course of business in all material respects, in substantially the same manner as conducted before the date of this Agreement;

               (ii) use commercially reasonable efforts to preserve intact its business organizations and goodwill, keep available the services of its respective present officers and key employees, and preserve the goodwill and business relationships with material customers and others having material business relationships with it;

               (iii) except as required by an existing Contract on the date hereof, not (A) increase the amount of compensation of any director or executive officer, (B) make any increase in or commitment to increase any employee benefits, or (C) adopt or make any commitment to adopt any new employee benefit plan or make any contribution, grant or award, other than regularly scheduled contributions, to any Company Benefit Plan; and

               (iv) not

                    (A)  amend  or   propose   to  amend  its   certificate   of
               incorporation or bylaws or equivalent organizational documents;

                    (B) authorize  for issuance,  issue,  sell,  offer,  deliver pledge or otherwise encumber or agree, propose to offer or commit to issue, sell, deliver, pledge or otherwise encumber (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any additional shares of its capital stock of any class or other securities (except commercial loans) or equity equivalents (including, without limitation, stock options and any stock appreciation rights) or securities convertible into or exchangeable for (or accelerate any right to convert or exchange securities for any capital stock of the
               Company other than as provided in Section 4.6 hereof), except that upon written notice to Parent the Company may issue shares upon exercise of options or the vesting of stock grants outstanding on the date hereof, in accordance with their respective terms as in effect on the date hereof;

                    (C) split,  combine or reclassify  its  outstanding  capital stock or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise;

                    (D) adopt, authorize or propose a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Subsidiary (other than the Merger);

                    (E) redeem, purchase, acquire or offer or propose to redeem, purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock;

                    (F) make or agree to make, by merging or consolidating with, by purchasing an equity interest in or a portion of the assets of, or in any other manner, any material acquisition of any assets or businesses other than (1) the purchase of inventories and supplies from suppliers and vendors in the ordinary course of business, and (2) expenditures for fixed or capital assets not in excess of $100,000 in the aggregate;

                    (G) sell, lease,  sub-lease,  exchange,  pledge, encumber or otherwise dispose of any material assets or businesses other than
               (1) sales of obsolete and excess assets and sales of inventories in the ordinary course of business, (2) sales of businesses or assets disclosed in Section 6.3(a) of the Company Disclosure Schedule, and (3) Encumbrances entered into in the ordinary course of business;

                    (H) make or revoke any  material  Tax  election  except in a manner consistent with past practice, change any method of accounting for Tax purposes, or settle or compromise any material Tax liability with any Governmental Authority or agree to an extension of a statute of limitations;

                    (I) adopt or effect any  change in  accounting  policies  or practices, except to the extent required by generally accepted accounting principles, or by applicable law;

                    (J) purchase any derivative securities, except for purchases to hedge interest and rate exposure in the ordinary course of business;

                    (K) (i) incur any indebtedness for borrowed money,  issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, guarantee any such indebtedness or debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company;

                    (L) enter into any Contract with  commitments by the Company or any Subsidiary for expenditures of $5,000 or more individually and $25,000 in the aggregate;

                    (M)  pay,   discharge,   settle  or  satisfy   any   claims,
               liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the financial statements included with the Financial Statements or incurred since the date of such financial statements in the ordinary course of business consistent with past practice; or

                    (N) enter  into any  letter of intent or  binding  contract, agreement, commitment or arrangement with respect of any of the foregoing.

          (b) ACCESS TO INFORMATION.

               (i) Subject to applicable law and to the terms and conditions of the Non-Disclosure Agreement, the Company and its Subsidiaries shall afford to Parent and Parent's employees, directors, officers, accountants, counsel, financial advisors and other representatives (the "Parent Representatives") reasonable access during normal business hours and at other times with reasonable notice throughout the period before the Effective Time (including for the purpose of conducting any environmental investigations or audits that Parent reasonably determine are necessary) to all of the Company's properties, books, contracts, commitments, records and employees and, during such period, shall furnish promptly to Parent or the Parent Representatives (i) a copy of each report, schedule and other document filed by the Company pursuant to the requirements of federal or state securities laws, (ii) such other information concerning the Company's business, properties and personnel as Parent shall reasonably request, and (iii) permit Parent to make such inspections as it may require (and the Company shall cooperate with in any inspections, including, without limitation, environmental diligence); provided, that all requests for access shall be directed to Stephen C. Donnelly or such other person as the Company may designate in writing from time to time. Parent and its subsidiaries shall hold and shall use reasonable best efforts to cause the Parent Representatives to hold in strict confidence all nonpublic documents and information furnished to Parent and any Parent Representative in connection with the transactions contemplated by this Agreement in accordance and subject to the Non-Disclosure Agreement.

               (ii) If this Agreement is terminated, Parent shall, upon the written request of the Company, promptly return to the Company or destroy all nonpublic written material provided pursuant to this
          Section 6.3(b) and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event all documents, memoranda, notes and other writings (including all electronic versions thereof) prepared by Parent based on the information in such material shall be destroyed (and Parent shall cause the Parent Representatives to similarly destroy the documents, memoranda and notes).

          (c) INSURANCE. Prior to the Effective Time, the Company shall maintain in full force and effect the policies of insurance listed in Section 5.22 of the Company Disclosure Schedule, subject only to variations required by the ordinary operations of its business, or else will obtain, prior to the lapse of any such policy, substantially similar coverage with insurers of recognized standing and approved in writing by Parent. The Company shall promptly advise Parent in writing of any change of insurer or type of coverage in respect of the policies listed in Section 5.22 of the Company Disclosure Schedule.

          (d) TAXES. Pending Closing, the Company shall keep adequate reserves or accruals for Taxes on its books and Financial Statements, in accordance with GAAP.

          (e) SENIOR CREDIT FACILITY. The Company shall use commercially reasonable efforts to obtain the financing described in Section 8.2(g).

                                  ARTICLE VII

                      ADDITIONAL AGREEMENTS OF THE PARTIES.

     Section 7.1 ACQUISITION TRANSACTIONS.

          (a) (A) From and after the date hereof and before the Effective Time or earlier termination of this Agreement, Parent shall not and Parent shall cause its Subsidiaries, officers, directors and employees, and any attorney, accountant, investment banker, financial advisor or other agent retained by it not to, initiate, solicit, encourage (including by providing non-public or confidential information) or take any other action to facilitate, any inquiries or the making of any submissions of any Parent Acquisition Proposal (as defined herein) or enter into or maintain or continue discussions or negotiate with any person or group in furtherance of such inquiries or to obtain or induce any person or group (including proposals, inquiries or submissions by Parent's directors or officers) to make or submit a Parent Acquisition Proposal or agree to or endorse any Parent Acquisition Proposal or assist or participate in, facilitate or encourage, any effort or attempt by any other person or group to do or seek any of the foregoing or authorize or permit any of its officers, directors or employees or any of its Subsidiaries or affiliates or any attorney, accountant, investment banker, financial advisor or other representative or agent retained by it or any Subsidiary to take such action. "Parent Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving Parent or any Subsidiary:
          (i) any merger, consolidation, share exchange, recapitalization, liquidation, dissolution, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of Parent, any Subsidiary or of any Material Business (as defined herein) in a single transaction or series of related transactions; (iii) any tender offer (including a self tender offer) or exchange offer that, if consummated, would result in any person or group beneficially owning more than 20% of the outstanding shares of any class of equity securities of Parent (or in the case of a person or group which beneficially owns more than 20% of the outstanding shares of any class of equity securities of Parent or any Subsidiary as of the date hereof, would result in such person or group increasing the percentage or number of shares of such class beneficially owned by such person or group) or the filing of a registration statement under the Securities Act in connection therewith; (iv) any acquisition of 20% or more of the outstanding shares of capital stock of Parent or the filing of a registration statement under the Securities Act in connection therewith or any other acquisition or disposition the consummation of which would prevent or materially diminish the benefits to the Company of the Merger; or (v) any public announcement by Parent or any third party of a proposal, plan or intention to do any of the foregoing or of any agreement to engage in any of the foregoing. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 7.1 by any officer, director, employee or affiliate of Parent or any Subsidiary or any attorney, accountant, investment banker or other advisor, agent or representative of Parent or any Subsidiary, whether or not such person is purporting to act on behalf of Parent or otherwise, shall be deemed to be a breach of this
          Section 7.1(a)(A) by Parent.


               (B) From and after the date hereof and before the Effective  Time or earlier termination of this Agreement, the Company shall not and the Company shall cause its Subsidiaries, officers, directors and employees, and any attorney, accountant, investment banker, financial advisor or other agent retained by it not to, initiate, solicit, encourage (including by providing non-public or confidential information) or take any other action to facilitate, any inquiries or the making of any submissions of any Company Acquisition Proposal (as defined herein) or enter into or maintain or continue discussions or negotiate with any person or group in furtherance of such inquiries or to obtain or induce any person or group (including proposals, inquiries or submissions by the Company's directors or officers) to make or submit a Company Acquisition Proposal or agree to or endorse any Company Acquisition Proposal or assist or participate in, facilitate or encourage, any effort or attempt by any other person or group to do or seek any of the foregoing or authorize or permit any of its officers, directors or employees or any of its Subsidiaries or affiliates or any attorney, accountant, investment banker, financial advisor or other representative or agent retained by it or any Subsidiary to take such action. "Company Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company or any Subsidiary: (i) any merger, consolidation, share exchange, recapitalization, liquidation, dissolution, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of the Company, any Subsidiary or of any Material Business (as defined herein) in a single transaction or series of related transactions; (iii) any tender offer (including a self tender offer) or exchange offer that, if consummated, would result in any person or group beneficially owning more than 20% of the outstanding shares of any class of equity securities of the Company (or in the case of a person or group which beneficially owns more than 20% of the outstanding shares of any class of equity securities of the Company or any Subsidiary as of the date hereof, would result in such person or group increasing the percentage or number of shares of such class beneficially owned by such person or group) or the filing of a registration statement under the Securities Act in connection therewith; (iv) any acquisition of 20% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith or any other acquisition or disposition the consummation of which would prevent or materially diminish the benefits to Parent of the Merger; or (v) any public announcement by the Company or any third party of a proposal, plan or intention to do any of the foregoing or of any agreement to engage in any of the foregoing. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 7.1 by any officer, director, employee or affiliate of the Company or any Subsidiary or any attorney, accountant, investment banker or other advisor, agent or representative of the Company or any Subsidiary, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 7.1(a)(B) by the Company.

          (b) Nothing contained in this Section 7.1 shall prohibit Parent or the Board of Directors of Parent from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Parent's stockholders if the Board of Directors of Parent, after consultation with and based upon the written opinion of independent legal counsel (who may be Parent's regularly engaged independent counsel), determines reasonably and in good faith that the failure to take such action would constitute a breach of the fiduciary duty of the Board of Directors under applicable law; provided that neither the Board of Directors of Parent nor any committee thereof withdraws or modifies, or proposes to withdraw or modify, the approval of the Board of Directors of Parent of the Merger or approves or recommends, or publicly proposes to approve a Parent Acquisition Proposal unless and until Parent and the Board of Directors of Parent have complied with all the provisions of this Section 7.1.

          (c) (A) Parent shall promptly notify (and, in any event, within one business day) the Company orally and in writing after receipt of any Parent Acquisition Proposal, indication of interest or request for non-public information relating to Parent or any Subsidiary in connection with a Parent Acquisition Proposal or for access to the properties, books or records of the Parent by any Person that informs the Board of Directors of Parent that it is considering making, or has made, a Parent Acquisition Proposal and the status of any discussions with respect to a Parent Acquisition Proposal. Such notice shall include the material terms of such request, Parent Acquisition Proposal or inquiry and the identity of the person making any such request, Parent Acquisition Proposal or inquiry and the Parent's response thereto. Parent will keep the Company fully informed of the status and details (including amendments or proposed amendments) of any such request, Parent Acquisition Proposal or inquiry. Immediately following the execution of this Agreement, Parent will cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

               (B) The Company shall promptly notify (and, in any event, within one business day) Parent orally and in writing after receipt of any Company Acquisition Proposal, indication of interest or request for non-public information relating to the Company or any Subsidiary in connection with a Company Acquisition Proposal or for access to the properties, books or records of the Company by any Person that informs the Board of Directors of the Company that it is considering making, or has made, a Company Acquisition Proposal and the status of any discussions with respect to a Company Acquisition Proposal. Such notice shall include the material terms of such request, Company Acquisition Proposal or inquiry and the identity of the person making any such request, Company Acquisition Proposal or inquiry and the Company's response thereto. The Company will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, Company Acquisition Proposal or inquiry. Immediately following the execution of this Agreement, the Company will cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          (d) Except as expressly permitted by this Section 7.1, neither the Board of Directors of Parent nor any committee thereof shall (i) withdraw, modify in a manner adverse to the Company, or propose to withdraw, modify in a manner adverse to the Company or fail to make its approval or recommendation of the Merger, this Agreement and the other transactions,
     (ii) approve or recommend, or propose to approve or recommend, any Parent Acquisition Proposal, (iii) take any action not previously taken to render the provisions of any anti-takeover statute, rule or regulation inapplicable to any person (other than the Company or its affiliates) or group or to any Parent Acquisition Proposal, or (iv) cause Parent to accept such Parent Acquisition Proposal and/or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Parent Acquisition Proposal; PROVIDED, HOWEVER, that the Board of Directors of Parent may terminate this Agreement pursuant to Section 9.1(e) if, and only to the extent that (A) such Parent Acquisition Proposal is a Superior Proposal,
     (B) the Board of Directors of Parent, after consultation with and based upon the written opinion of independent legal counsel (who may be Parent's regularly engaged independent counsel), determines reasonably and in good faith that the failure to do so would constitute a breach of the fiduciary duty of the Board of Directors of Parent under applicable law, (C) Parent shall, prior to or simultaneously with the taking of such action, have paid or pay to the Company or its designee the Parent Termination Fee referred to in Section 9.2, (D) Parent is not in material breach of this Agreement, including without limitation this Section 7.3, (E) Parent shall have complied with its obligations under Section 9.1(e) and (F) concurrently with such termination, Parent enters into a definitive acquisition agreement with respect to such Superior Proposal.

          (e) "Superior Proposal" means any proposal made by one or more third parties (the "Bidders") to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction, 90% or more of the shares of Parent Common Stock then outstanding or all or substantially all of the assets of Parent for consideration consisting of cash and/or marketable securities provided that if the Company shall have placed $5.5 million into an escrow account, then such proposal will not be a Superior Proposal if it is subject to a financing or funding condition, which the Board of Directors of Parent determines reasonably and in good faith (based on the written opinion of an independent financial advisor) to be superior to the holders of Parent Common Stock from a financial point of view (taking into account any changes to the terms of this Agreement that have been proposed by Parent in response to such proposal) and to be more favorable to holders of Parent Common

     Stock (taking into account all financial and strategic considerations, including relevant legal, financial, regulatory and other aspects of such proposal and the third party making such proposal and the conditions and prospects for completion of such proposal) than the Merger and the other transactions taken as a whole. "Material Business" means any business (or the assets needed to carry out such business) that contributed or represented 20% or more of the net sales, the net income or the assets (including equity securities) of Parent and its Subsidiaries, taken as a whole.

     Section 7.2 EXPENSES AND FEES. If the Agreement is terminated all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as provided in Section 9.2. If the Agreement and the transactions contemplated hereby are consummated, all costs and expenses incurred shall be paid by the party incurring such expenses.

     Section 7.3 THIRD PARTY STANDSTILL AGREEMENTS. Set forth in Section 7.3 of the Parent Disclosure Schedule is a true and correct list of all confidentiality, standstill or similar agreements to which Parent or any Subsidiary is a party (other than any involving Parent or Acquisition). During the period from the execution of the letter agreement dated July 2, 2004 between Parent and DARR Global Holdings, Inc. through the Effective Time, Parent has not and shall not terminate, amend, modify or waive any material provision of any confidentiality or standstill or similar agreement to which Parent or any Subsidiary is a party (other than any involving the Company). Subject to the foregoing, during such period, Parent agrees to enforce and agrees to permit the Company to enforce on its behalf and as third party beneficiaries thereof, to the fullest extent permitted under applicable law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court or other tribunal having jurisdiction. Notwithstanding the foregoing, nothing in this Section 7.3 is intended to prevent Parent from exercising its rights under Section 7.1 in accordance with the provisions of such Section. In addition, Parent hereby waives any rights Parent may have under any standstill or similar agreements to object to the Merger.

     Section 7.4 REGISTRATION RIGHTS. At the Closing, Parent and the holders of Company Common Stock shall execute and deliver a registration rights agreement granting to the Darr Investors and the Management Investors (as defined therein) registration rights in the form of EXHIBIT C hereto.

     Section 7.5 BOARD OF DIRECTORS OF PARENT. The Company shall designate the persons listed on Section 7.5 of the Company Disclosure Schedule to the board of directors of Parent immediately upon the Effective Time, subject to the requirements of this Section 7.5. Subject to applicable law, Parent shall take all action requested by the Company which is reasonably necessary to effect any such designation, including mailing to its stockholders the information statement (the "Information Statement") containing the information required by
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and Parent agrees to make such mailing. The Company and its counsel shall be given an opportunity to review and comment upon the Information Statement prior to the filing thereof with the Securities and Exchange Commission. Parent agrees to provide the Company and its counsel with copies of any written comments Parent or its counsel may receive from the Securities and Exchange Commission or its staff with respect to the Information Statement. The Company will cooperate in providing information necessary to file the Information Statement.

     Section 7.6 TENDER OFFER. The Company covenants and agrees to use its commercially reasonable efforts to commence, as soon as practicable following the Closing, but in no event later than 30 days thereafter, a tender offer pursuant to which Parent will offer to repurchase shares of Parent common stock having an aggregate purchase price of up to $5.5 million (the "Tender Offer"). The Tender Offer shall be effectuated through a tender offer for up to 2,864,584 shares of Parent common stock with a price of $1.92 per share. The Tender Offer shall be financed through the use of cash and borrowings under Parent's and the Surviving Company's credit facility in effect after the Effective Time. At the Effective Time, the Company shall cause $5.5 million to be placed into an escrow account to be held by a mutually agreed upon escrow agent. Such funds shall be distributed upon completion of the Tender Offer.

                                  ARTICLE VIII

                                   CONDITIONS

     Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, before the Effective Time, of the following conditions:

          (a) no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated, or enforced by any court or Governmental Authority which is in effect and has the effect of prohibiting the consummation of the Merger; and

          (b) (i) in the case of the Parent's obligations, (x) all other Parent Required Statutory Approvals necessary for the consummation of the Merger and the transactions shall have been obtained and be in effect at the Effective Time, and (y) all other consents or approvals of Governmental Authorities necessary for the consummation of the Merger and the transactions shall have been obtained and be in effect at the Effective Time, except where the failure to obtain any such consent or approval could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and (ii) in the case of the Company's obligations, (x) all other Company Required Statutory Approvals necessary for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, and (y) all other consents or approvals of Governmental Authorities necessary for the consummation of the Merger and the transactions shall have been obtained and be in effect at the Effective Time, except where the failure to obtain any such consent or approval could not reasonably be expected to have a Company Material Adverse Effect.

     Section 8.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Company), at or prior to the Closing, of each of the following conditions:

          (a) PERFORMANCE OF AGREEMENTS; REPRESENTATIONS AND WARRANTIES. (i) Parent and Acquisition shall have performed in all material respects all of the obligations under this Agreement to be performed by it at or before the Closing, (ii) all representations and warranties of Parent and Acquisition contained in this Agreement that are qualified by materiality will be true and correct in all respects on the date of this Agreement and on the Effective Date subject to such qualification, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that such representations are made expressly as of an earlier date, which representations will be true and correct as of such earlier date, and (iii) all representations and warranties of Parent and Acquisition contained in this Agreement that are not qualified by materiality will be true and correct in all material respects on the date of this Agreement and on the Effective Date, with the same force and effect as though such representations and warranties had been made on and as of the Effective Date, except to the extent that such representations are made expressly as of an earlier date, which representations will be true and correct as of such earlier date. The Company shall have been furnished with a certificate of Parent's President or Vice President, dated the Effective Date, certifying to the foregoing.

          (b) ANTITRUST FILINGS. No Governmental Authority having jurisdiction over the transactions contemplated hereby shall have taken any action to enjoin or prevent the consummation of such transactions.

          (c) THIRD PARTY CONSENTS. All third-party consents required in connection with the transactions contemplated hereby shall have been obtained for the Contracts set forth in Section 8.2(c) of the Parent Disclosure Schedule (the "Specified Contracts").

          (d) NO PARENT MATERIAL ADVERSE EFFECT. No Parent Material Adverse Effect shall have occurred, nor shall any event or circumstance which could reasonably be expected to have a Parent Material Adverse Effect have occurred.

          (e) PURCHASE AGREEMENT PAYMENTS. As of Closing, Parent shall have satisfied all obligations to pay deferred consideration under each of (i) the Asset Acquisition Agreement dated December 5, 2001 by and between Devise Associates, Inc. and Parent, (ii) the Asset Acquisition Agreement dated August 31, 2002 by and between Turnkey Computer Systems, Inc. and Parent and (iii) the Asset Acquisition Agreement dated August 12, 2002 by and between Acentra Technologies, Inc. and Parent.

          (f) FINANCING. Parent, Surviving Company and Westwood Computer Corporation, a subsidiary of the Company, shall have entered into a new senior credit facility on terms and conditions reasonably satisfactory to the Company.

          (g) DIRECTORS. Each of the directors listed on Section 8.2(h) of the Parent Disclosure Schedule shall have delivered their resignations from the Board of Directors of Parent.

          (h) TERMINATION. The Company shall have received evidence that each of the agreements on Schedule 8.2(i) shall be terminated simultaneously with Closing.

     Section 8.3 CONDITIONS TO OBLIGATIONS OF PARENT AND ACQUISITION. The obligations of Parent and Acquisition to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Parent), at or prior to the Closing, of each of the following conditions:

          (a) PERFORMANCE OF AGREEMENTS; REPRESENTATIONS AND WARRANTIES. (i) the Company shall have performed in all material respects all of the obligations under this Agreement to be performed by it at or before the Closing, (ii) all representations and warranties of the Company contained in this Agreement that are qualified by materiality will be true and correct in all respects on the date of this Agreement and on the Effective Date subject to such qualification, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that such representations are made expressly as of an earlier date, which representations will be true and correct as of such earlier date, and (iii) all representations and warranties of the Company contained in this Agreement that are not qualified by materiality will be true and correct in all material respects on the date of this Agreement and on the Effective Date, with the same force and effect as though such representations and warranties had been made on and as of the Effective Date, except to the extent that such representations are made expressly as of an earlier date, which representations will be true and correct as of such earlier date. Parent shall have been furnished with a certificate of the Company's President or Vice President, dated the Effective, certifying to the foregoing.

          (b) ANTITRUST FILINGS. No Governmental Authority having jurisdiction over the transactions contemplated hereby shall have taken any action to enjoin or prevent the consummation of such transactions.

          (c) REQUIRED GOVERNMENTAL CONSENTS; NOTICE. All statutory and regulatory consents and approvals which are required under the laws or regulations of the United States and other Authorities shall have been obtained.

          (d) THIRD PARTY CONSENTS. All third-party consents required in connection with the transactions contemplated hereby shall have been obtained for the Specified Contracts.

          (e) TENDER OFFER. The shareholders of the Company shall have entered into an agreement in form reasonably satisfactory to Parent that they will not participate in the Tender Offer.



                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

     Section 9.1 TERMINATION. This Agreement may be terminated at any time before the Effective Time:

          (a) by mutual written consent of Parent and the Company;

          (b) by the Company at any time if (i) Parent and Acquisition are in breach in any material respect of any of its covenants or agreements in this Agreement (other than those contained in Sections 6.2(a)(iv)(B) and 6.2(a)(iv)(E)), (ii) Parent is in breach in any respect of the agreements and covenants set forth in Sections 6.2(a)(iv)(B) and 6.2(a)(iv)(E), (iii) the representations and warranties of Parent and Acquisition contained in this Agreement that are qualified by materiality are not true and correct in all respects on the date of this Agreement and at anytime thereafter subject to such qualification, with the same force and effect as though such representations and warranties had been made on and as such date, except to the extent that such representations are made expressly as of an earlier date, which representations should be true and correct as of such earlier date or (iv) the representations and warranties of Parent contained in this Agreement that are not qualified by materiality are not true and correct in all material respects on the date of this Agreement and at anytime thereafter, with the same force and effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations are made expressly as of an earlier date, which representations should be true and correct as of such earlier date (collectively, a "Parent Breach"), which Parent Breach shall not have been cured, if such Parent Breach is capable of cure, within ten (10) days after written notice thereof by the Company;

          (c) by Parent or the Company, if there shall exist any statute, rule, regulation or order of any court or Governmental Authority which permanently (without right of appeal or reconsideration) restrains or prohibits the transactions contemplated hereby;

          (d) by Parent prior to the Closing, concurrently with the execution of a definitive acquisition agreement under the circumstances permitted by
     Section 7.1; provided, that such termination under this Section 9.1(d) shall not be effective unless (i) Parent and its Board of Directors shall have complied in all material respects with all their obligations under
     Section 7.1 and Parent shall have paid the Parent Termination Fee pursuant to Section 9.2(b) and (ii) Parent shall have provided the Company with at least three (3) Business Days' prior written notice prior to terminating this Agreement, which notice shall be accompanied by (1) a copy of the proposed definitive acquisition agreement with respect to the Superior
     Proposal that Parent proposes to accept and (2) Parent's written certification that it has made the determinations with respect to such Superior Proposal set forth in clauses (A) and (B) of the proviso in
     Section 7.1(d) and (3) the representation that Parent will, in the absence of any other Superior Proposal, execute such a definitive acquisition agreement unless the Company modifies this Agreement such that Parent's Board of Directors determines that this Agreement is at least as favorable to the holders of Parent's common stock from a financial point of view as such Superior Proposal;

          (e) by the Company if (i) Parent shall have notified the Company that its Board of Directors has resolved to recommend another transaction to the stockholders of Parent, (ii) the Board of Directors of Parent or any committee thereof shall have withdrawn, or modified, amended or changed in a manner adverse to the Company its approval or recommendation of the transactions contemplated hereby or this Agreement, or shall have approved or recommended to Parent's stockholders an Acquisition Proposal or shall have adopted any resolutions to effect any of the foregoing or (iii) the Board of Directors of the Parent shall have failed to publicly reaffirm their approval of the transactions contemplated hereby or this Agreement within two (2) Business Days following the Company's written request to do so;

          (f) by the Parent at any time if (i) the Company is in breach in any material respect of any of its covenants or agreements in this Agreement,
     (ii) the representations and warranties of the Company contained in this Agreement that are qualified by materiality are not true and correct in all respects on the date of this Agreement and at anytime thereafter subject to such qualification, with the same force and effect as though such representations and warranties had been made on and as such date, except to the extent that such representations are made expressly as of an earlier date, which representations should be true and correct as of such earlier date or (iii) the representations and warranties of the Company contained in this Agreement that are not qualified by materiality are not true and correct in all material respects on the date of this Agreement and at anytime thereafter, with the same force and effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations are made expressly as of an earlier date, which representations should be true and correct as of such earlier date (collectively, a "Company Breach"), which Company Breach shall not have been cured, if such Company Breach is capable of cure, within ten (10) days after notice thereof by Parent; or

          (g) by either the Company or Parent if the Closing shall not have occurred by September 30, 2005 and the terminating party is not in material breach of this Agreement

     Section 9.2 EFFECT OF TERMINATION.

          (a) In the event of termination of this Agreement by either Parent or the Company pursuant to the provisions of Section 9.1, this Agreement shall forthwith become void and there shall be no liability or further obligation on the part of the Company, Parent, Acquisition or their respective officers or directors (except for obligations in this Section 9.2, in the second sentence of Sections 6.2(b)(i) and 6.3(b)(i) and in Sections 6.2(b)(ii), 6.3(b)(ii), 7.2, 10.5, and 10.10, all of which shall survive the termination). Nothing in this Section 9.2 shall relieve any party from liability for any willful and intentional breach of any covenant or agreement of such party contained in this Agreement.

          (b) If (i) the Company terminates this Agreement pursuant to Section 9.1(e); (ii) the Company terminates this Agreement pursuant to Section 9.1(b); or (iii) this Agreement is terminated by Parent pursuant to Section 9.1(d), then Parent shall pay to the Company a termination fee in cash equal to $400,000 plus Expenses (the "Parent Termination Fee"), which shall be paid in the case of a termination pursuant to subclause (ii) of this
     Section 9.2(b), within two (2) Business Days following the date of the occurrence described in such subclause, or in the case of a termination pursuant to subclause (i) or (iii) of this Section 9.2(b), prior to or simultaneously with such termination. If Parent terminates this Agreement pursuant to Section 9.1(f), then the Company shall pay to Parent a termination fee in cash equal to $400,000 plus Expenses (the "Company
     Termination Fee"), which shall be paid within two (2) Business Days following the date of the occurrence described in such subclause. Any payment required to be made pursuant to this subsection (b) shall be made by wire transfer of immediately available funds to an account designated by the Company or Parent, as applicable. Payment of the Parent Termination Fee or the Company Termination Fee shall be deemed to constitute liquidated damages and shall be the party's only remedy. "Expenses" shall mean the reasonable documented out of pocket costs and expenses incurred by the Company and its affiliates or Parent and its affiliates, as applicable, with respect to or arising out of the negotiation and execution of this Agreement, the Non-Disclosure Agreement and the performance of the transactions, including all fees and expenses of counsel, accountants, investment bankers, printers, experts and consultants and travel expenses, disbursements and other external or internal out of pocket costs or expenses.

     Section 9.3 AMENDMENT. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered: (a) prior to the Closing Date, on behalf of Parent, Acquisition and the Company; and (b) after the Closing Date, by Parent and the Company.

     Section 9.4 EXTENSION; WAIVER. At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (c) waive compliance by the party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE X

                               GENERAL PROVISIONS

     Section  10.1  NO  SURVIVAL  OF   REPRESENTATIONS   AND   WARRANTIES.   The
representations and warranties made herein by the parties hereto shall not survive the Effective Time. This Section 10.1 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time or after the termination of this Agreement.

     Section 10.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     Section 10.3 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given, and shall be effective upon receipt, if delivered personally, telecopied (which is confirmed), sent by registered or certified mail (return receipt requested), or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           If to the Company, to:

                           Darr Westwood Technology Corporation
                           309 Fellowship Road, Suite 210
                           Mt. Laurel, New Jersey 08504

                           Attn:  Dinesh Desai
                           Facsimile number:  856.840.0885

                           and

                           Dechert LLP
                           4000 Bell Atlantic Tower
                           1717 Arch Street
                           Philadelphia, PA 19103
                           Attn:  Carmen J. Romano, Esq.
                           Facsimile number:  215.994.2222


                           If to Parent or Acquisition, to:

                           Emtec, Inc.
                           572 Whitehead Road, Bldg. #1
                           Trenton, NJ 08619
                           Attn:  John Howlett
                           Facsimile number:  815.346.7605

                           with a copy to:

                           Sonnenschein Nath & Rosenthal LLP
                           1221 Avenue of the Americas
                           New York, NY 10020
                           Facsimile number:  212.768.6800
                           Attn:  Ira I. Roxland, Esq.

     Section 10.4 GOVERNING LAW. This agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state.

     Section 10.5 PARTIES TO AGREEMENT. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. The rights of any third party beneficiary hereunder are not subject to any defense, offset or counterclaim.

     Section 10.6 INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this

Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein or unless the context clearly otherwise indicates. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

     Section 10.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     Section 10.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     Section 10.9 ENFORCEMENT. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 10.10 SUBMISSION TO JURISDICTION; WAIVERS. Each of Parent, Acquisition and the Company irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the federal or state courts located in Wilmington, Delaware, and each of Parent, Acquisition and the Company hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Parent, Acquisition and the Company hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), or (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     Section 10.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 10.12 ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein and the Non-Disclosure Agreement) constitutes the entire agreement, and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement. In the event of a conflict between the provisions of this Agreement and the Non-Disclosure Agreement, the provisions of this Agreement shall prevail.

     Section 10.13 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     Section 10.14 FACSIMILES. This Agreement, the Exhibits hereto and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or any party to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall claim that this Agreement, the Exhibits hereto and any other agreement entered into in connection with this Agreement is invalid, not binding or unenforceable based upon the use of a facsimile machine or deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, and each such party forever waives any such claim or defense.

                                   ARTICLE XI

                                   DEFINITIONS


     Section 11.1 For purposes of this Agreement:

          (a) "Company Material Adverse Effect" means any change, event, circumstance or effect, individually or when aggregated with other such changes, events, circumstances or effects, (i) is or may reasonably be expected to be materially adverse to the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the Company, or (ii) materially impairs the ability of the Company to perform on a timely basis its obligations under this Agreement or the consummation of the transactions contemplated hereby. For the purposes of this Agreement, the determination of whether a breach of a representation and warranty or covenant of this Agreement shall be deemed to give rise to a Company Material Adverse Effect shall be determined on a cumulative basis by adding the effect of the breach of any such representation and warranty or covenant (determined without regard to any materiality or Company Material Adverse Effect qualifiers) to the effect of all other breaches of representations and warranties and covenants of this Agreement (determined without regard to any materiality or Company Material Adverse Effect qualifiers).

          (b) "Encumbrance" means liens, security interests, pledges, equities, proxies, claims, charges, adverse claims, mortgages, rights of first refusal, preemptive rights, restrictions, encumbrances, easements, covenants, licenses, options or title defects of any kind whatsoever.

          (c) "Governmental Authority" means a governmental or regulatory body, agency or authority.

          (d) "Knowledge of the Company" means the actual knowledge of those individuals listed in Section 11.1(d) of the Company Disclosure Schedule, after due inquiry.

          (e) "Knowledge of the Parent" means the actual knowledge of those individuals listed in Section 11.1(e) of the Parent Disclosure Schedule, after due inquiry.

          (f) "Merger Consideration" means the aggregate Per Share Merger Consideration.

          (g) "Parent Material Adverse Effect" means any change, event, circumstance or effect, individually or when aggregated with other such changes, events, circumstances or effects, (i) is or may reasonably be expected to be materially adverse to the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the Parent, or (ii) materially impairs the ability of the Parent to perform on a timely basis its obligations under this Agreement or the consummation of the transactions contemplated hereby. For the purposes of this Agreement, the determination of whether a breach of a representation and warranty or covenant of this Agreement shall be deemed to give rise to a Parent Material Adverse Effect shall be determined on a cumulative basis by adding the effect of the breach of any such representation and warranty or covenant (determined without regard to any materiality or Parent Material Adverse Effect qualifiers) to the effect of all other breaches of representations and warranties and covenants of this Agreement (determined without regard to any materiality or Parent Material Adverse Effect qualifiers).

          (h) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity, and the term "subsidiary" (written without capitalization) means, when used with reference to any non-natural Person, any corporation, partnership, limited liability company, joint venture or other entity of which such Person owns or controls, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, limited liability company, joint venture or other entity.

          (i) "Stockholders" mean each stockholder of Parent.

          (j) "Subsidiary" means any corporation, partnership, joint venture or other entity in which any party (a) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (b) is a general partner.

          (k) "Taxes" means all taxes, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined, or any other basis, and such term shall include any interest, fines, penalties or additional amounts of any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

          (l) "Warrants" means immediately exercisable warrants to purchase shares of Parent Common Stock in the form of EXHIBIT D hereto.

     IN WITNESS WHEREOF, Parent, Acquisition and the Company have caused this Agreement to be signed by their respective officers as of the date first written above.



                                        EMTEC, INC.


                                        By: /s/
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------


                                        EMTEC VIASUB LLC


                                        By: EMTEC, INC., its member

                                        By: /s/
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------


                                        DARR WESTWOOD TECHNOLOGY CORPORATION


                                        By: /s/
                                           --------------------------------
                                        Name:  Dinesh Desai
                                        Title:  Chairman

1996 Option Plan..............................................................5
Acquisition...................................................................1
Acquisition Agreement........................................................52
Acquisition Proposal.....................................................49, 50
Agreement.....................................................................1
Bidders......................................................................52
Claims.......................................................................10
Class A Common Stock.........................................................24
Class B Common Stock.........................................................24
Closing.......................................................................2
Closing Date..................................................................2
Code..........................................................................1
Company.......................................................................1
Company Benefit Plans........................................................32
Company Breach...............................................................58
Company Certificates..........................................................3
Company Claims...............................................................28
Company Common Stock.........................................................24
Company Disclosure Schedule..................................................23
Company ERISA Affiliate......................................................32
Company Government Contract..................................................40
Company Judgments............................................................28
Company Major Customers......................................................39
Company Major Suppliers......................................................39
Company Material Adverse Effect..............................................63
Company Material Contracts...................................................29
Company Material License.....................................................37
Company Permits..............................................................29
Company Preferred Stock......................................................24
Company Representatives......................................................45
Company Required Statutory Approvals.........................................26
Company Stockholders' Approval...............................................25
Contract.....................................................................11
December Financial Statements.................................................8
DGCL..........................................................................4
Dissenting Shares.............................................................4
DLLCA.........................................................................1
Effective Time................................................................2
Encumbrance..................................................................63
Environmental Claim..........................................................17
Environmental Laws...........................................................17
ERISA........................................................................14
ERISA Affiliate..............................................................14

Exchange Act..................................................................8
Exchange Ratio................................................................3
Expenses.....................................................................58
GAAP..........................................................................8
Government Contract..........................................................22
Governmental Authority.......................................................63
Governmental Entity..........................................................22
Hazardous Substances.........................................................18
HIPAA........................................................................16
Information Statement........................................................53
Intellectual Property........................................................19
IRS..........................................................................15
Judgments....................................................................10
Knowledge of the Company.....................................................63
Knowledge of the Parent......................................................63
Major Customers..............................................................21
Major Suppliers..............................................................21
Material Business............................................................53
Material License.............................................................19
Merger........................................................................1
Merger Consideration.........................................................63
Merger Filing.................................................................2
Non-Disclosure Agreement.....................................................45
Parent........................................................................1
Parent Benefit Plans.........................................................14
Parent Breach................................................................57
Parent Common Stock...........................................................1
Parent Disclosure Schedule....................................................5
Parent Financial Advisor.....................................................20
Parent Material Adverse Effect...............................................63
Parent Material Contracts....................................................11
Parent Permits...............................................................11
Parent Representatives.......................................................48
Parent Required Statutory Approvals...........................................7
Parent SEC Documents..........................................................8
Pension Plan.................................................................15
Per Share Merger Consideration................................................3
Person.......................................................................64
Preferred Note................................................................5
Released.....................................................................18
Securities Act................................................................8
Specified Contracts..........................................................55
Stockholders.................................................................64
Subsidiary...................................................................64
Superior Proposal............................................................52

Surviving Company.............................................................1
Tax Returns..................................................................12
Taxes........................................................................64
Tender Offer.................................................................54
Termination Fee..............................................................58
Voting Agreement..............................................................1
Warrants.....................................................................64